                                                                       EXHIBIT 1


                   DATED      21st JUNE                  1996
                   ------------------------------------------



                  (1)  COMMUNITY PSYCHIATRIC CENTERS

                                      and

                  (2)  FORAY 911 LIMITED



                   ------------------------------------------


                       ACQUISITION OF THE ENTIRE ISSUED
                   SHARE CAPITAL OF CPC (LONDINIUM) LIMITED

                   ------------------------------------------



                              Biddle & Co.
                              1 Gresham Street
                              LONDON
                              EC2V 7BU

                              Tel: 071 606 9301

                              Fax: 071 606 3305

                              Ref: 30/4972X

                                   CONTENTS
                                   --------

    Clause
    ------

     1.     Definitions and interpretations
     2.     Sale and Purchase
     3.     Waivers of Pre-emption Rights
     4.     Consideration
     5.     Completion
     6.     Representations, Warranties and Undertakings
     7.     Taxation Payments
     8.     Limitations on Relevant Claims
     9.     Restrictions
     10.    Vendor's Accounts
     11.    Announcements
     12.    Costs and Expenses
     13.    Entire Agreement
     14.    Successors
     15.    Effect of Completion
     16.    Further Assurance
     17.    Time of the Essence
     18.    Notices and Service of Process
     19.    Counterparts
     20.    Change of Name
     21.    Governing Law

     Schedule
     --------
     First        Shareholder
     Second       Directors and Secretary
     Third        Subsidiaries and Associated Companies
     Fourth       Property
     Fifth        Representations, Warranties and Undertakings
     Sixth        Taxation Claims
     Seventh      Cash and Working Capital Adjustment

     Approved Form Documents
     -----------------------
     -      Officers Resignation Letter
     -      Post Completion Powers of Attorney
     -      Evidence of the appointment and retirement of Pension Trustees
     -      Vendors letter of procurement of R Conte's services

     -      Anti-embarrassment letter
     -      Loan Notes
     -      Side Letter re: taxation provisions
     -      US Legal Opinion - Certificates of Title
     -      Share transfer forms

THIS AGREEMENT is made on 21st June 1996 BETWEEN:-

(1) COMMUNITY PSYCHIATRIC CENTERS whose principal place of business is at 5110 West Sahara Avenue, Las Vegas NV 89102, USA (Facsimile No. 001 702 257 3625) ("the Vendor")

(2) FORAY 911 LIMITED whose registered office is at 14 Fletcher Gate, Nottingham NG1 2FX (Facsimile No. 0115 936 6001) ("the Purchaser")

WHEREAS:-

(A) The Company is a private limited company incorporated in England on 3 November 1987 under the Companies Act 1985, is registered with number 2188451 and has its registered office at The Priory, Priory Lane, Roehampton, London SW15 5JJ.

(B) The Company has an authorised share capital of (Pounds)3,500,000 and US 161,063.13 divided into 3,500,000 ordinary shares of (Pounds)1.00 each of which 3,407,203 are issued fully paid or credited as fully paid and 16,106,313 ordinary US shares of $0.01 each all of which are issued fully paid or credited as fully paid.

(C) CPC Investment Corporation Inc ("the Shareholder"), a wholly-owned subsidiary of the Vendor, is the beneficial owner of the whole of the issued share capital of the Company.

(D) The persons named in the Second Schedule are the only directors and secretary of the Company.

(E) The Company has the subsidiaries and associated companies details of which are set out in the Third Schedule.

(F) The Vendor wishes to procure the sale of, and the Purchaser wishes to purchase, the whole of the issued share capital of the Company upon the terms and conditions set out in this Agreement.

IT IS HEREBY AGREED as follows:-
- ------------------------------


1.   DEFINITIONS AND INTERPRETATION
     ------------------------------

     (a) In this Agreement the following words and expressions (unless the context otherwise requires) have the following meanings:-

          "Accounts"                 the audited financial statements of the
                                     Company and of each Subsidiary, and the
                                     audited consolidated financial statements of the Company and the Subsidiaries, for the accounting reference period ended on the Accounts Date, each of which financial statements comprise a balance sheet at the Accounts Date, profit and loss account, notes, directors' and auditors' reports and other documents annexed thereto a copy of which is attached to the Disclosure Letter.

          "Accounts Date"            30 November 1995.

          "approved form"            in the form approved by the Vendor and the
                                     Purchaser and for the purposes of
                                     identification initialled by or on behalf of the same or in the form executed at the same time as this Agreement.

          "Associated Companies"     the companies details of which are set out
                                     in Part 2 of the Third Schedule.

          "business day"             a day which in England is neither a

                                     Saturday nor Sunday nor a bank or other
                                     public holiday.

           "Bearer Shares"           all the issued ordinary US shares of US
                                     $0.01 each in the capital of the Company.

           "Company"                 CPC (Londinium) Limited.

           "Completion"              performance of the obligations assumed by
                                     the parties respectively under Clause 5.

           "Completion Date"         the date of Completion.

           "Disclosure Letter"       the letter including its attachments of the
                                     same date as this Agreement from the Vendor to the Purchaser disclosing facts for the purpose of Clause 6(a) and delivered to the Purchaser's Solicitors on or before the execution of this Agreement.

           "the Executive Pension    the Priory Executive Pension and
              Scheme"                Assurance Scheme

           "Group Company"           the Company and the Subsidiaries (and, in
                                     respect of the period immediately
                                     following Completion, any holding company of the Company and any other subsidiary of such holding company from time to time).

          "the Individual Pension    the following:-
             Arrangements"
                                     (a)  the plans established in 1978 through
                                          Provident Mutual for Miss Baudonne and
                                          Mrs. G F Murphy; and

                                     (b)  the individual pension policies
                                          through Equitable Life Assurance
                                          Society established by Priory
                                          Hospitals Group for John D Lambert,
                                          Janis Lambert, David R. Matthews,
                                          Stuart P Vere and David A Wakefield

           "IHTA"                    Inheritance Tax Act 1984.

           "Industrial Property"     patents, trade marks, service marks, rights
                                     (whether registered or unregistered) in any designs, applications for any of the foregoing, trade or business names, copyright and other similar industrial or commercial rights.

           "Industrial Property      agreements or arrangements relating
              Agreements"            wholly or partly to Industrial Property or
                                     to the disclosure, use, assignment or
                                     patenting of any inventions, discoveries, improvements, processes, formulae or other knowhow.



           "Loan Notes"              the secured loan notes 2004 to be issued by
                                     the Purchaser pursuant to Clause 4(a) in the approved form.

           "the Management           the management accounts of the Company and
              Accounts"              the Subsidiaries for the period from the
                                     Accounts Date to 30th April 1996 a copy of which is attached to the Disclosure Letter.

           "the Management           30th April 1996.
              Accounts Date"

           "the Paid-Up Schemes"     the Priory Staff Pension and Assurance
                                     Scheme, Pension 2000 Savingsplan for
                                     Community Psychiatric Centers (London)
                                     Unlimited, and the Regency Park Pension
                                     Scheme

           "the Pension Schemes"     the Paid-Up Schemes, the Executive Pension
                                     Scheme, the Staff Scheme, and the Teachers'
                                     Scheme

           "Property"                the property described in the Fourth
                                     Schedule.

           "Purchaser's Accountants" Deloitte & Touche of Stonecutter Court, 1
                                     Stonecutter Street, London EC4A 4TR.

           "Purchaser's Solicitors"  Eversheds of 14 Fletcher Gate, Nottingham
                                     NG1 2FX

           "Registered Shares"       all the issued ordinary shares of (Pounds)1
                                     each in the capital of the Company.

           "relevant claim"          a claim in respect of any of the Warranties
                                     and/or in respect of a Taxation Claim
                                     and/or under any other provision of this Agreement, but excluding a claim in respect of any of Clauses 2, 3, 4, 5, 6(b), 9 and
                                     16.

           "Shares"                  the Bearer Shares and the Registered
                                     Shares.

           "the Staff Scheme"        the Priory Hospitals Group Retirement and
                                     Death Benefits Scheme

           "Subsidiaries"            the companies details of which are set out
                                     in Part 1 of the Third Schedule.

           "taxation"                all forms of taxation whether of the United
                                     Kingdom or elsewhere including (without
                                     limitation) corporation tax (and any amount assessed or assessable, or payable, as if it were corporation tax), advance corporation tax, income tax, capital gains tax, development land tax, value added tax, customs and other import duty, stamp duty, stamp duty reserve tax, capital duty, capital transfer tax, inheritance tax, pay as you earn and national insurance and social security contributions, sums required by law to be deducted in respect of or on account of any such taxation and all penalties, fines, surcharges and interest relating to any such taxation or to any failure or delay in reporting any matter or making any return required to be reported or made (or any failure to do so accurately and completely) to any authority responsible for the administration of any taxation.

           "Taxation Claim"          as defined in the Sixth Schedule.

           "TCGA"                    Taxation of Chargeable Gains Act 1992.

           "Taxes Act"               Income and Corporation Taxes Act 1988.

           "the Teachers' Scheme"    the Teachers' Superannuation Scheme

           "VAT"                     value added tax.

           "VATA"                    Value Added Tax Act 1994.

           "Vendor's Group"          the Vendor and any corporations (other than
                                     the Group Companies) which at the relevant time after Completion are subsidiaries or subsidiary undertakings of the Vendor (or which would have been had they been incorporated in England).

           "Vendors' Solicitors"     Biddle & Co of 1 Gresham Street, London
                                     EC2V 7BU.

           "Warranties"              the representations, warranties and
                                     undertakings set out or referred to in
                                     Clause 6 and in the Fifth Schedule.

     (b) References in this Agreement to Clauses, Recitals or Schedules are to clauses of and recitals or schedules to this Agreement and references to this Agreement include all Recitals and Schedules.

     (c) Any headings in this Agreement are for convenience only and do not affect the construction or interpretation of this Agreement.

     (d) Unless the context otherwise requires in this Agreement references to the parties are references to the parties to this Agreement, the singular includes the plural and vice versa, words implying one gender shall be treated as implying any gender, and references to individuals shall be treated as including corporations and vice versa.

     (e) Whether a person is "connected" with another person shall be determined in accordance with Section 839 of the Taxes Act.

     (f) Words and expressions defined in the Companies Act 1985 bear the same meanings in this Agreement unless the context otherwise requires.

     (g) References in this Agreement to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same and include any orders, regulations, instruments or other subordinate legislation made under the relevant statute Provided always that the obligations of the parties under this Agreement shall not be increased by any such amendment, extension, consolidation or replacement made after the date of this Agreement or by any subordinate legislation made after the date of this Agreement.

2.   SALE AND PURCHASE
     -----------------

     (a) Subject to the terms of this Agreement the Vendor shall procure that the Shareholder shall sell with full title guarantee, and the Purchaser shall purchase, the Shares free from all claims, charges, liens, encumbrances and equities and together with all rights attached or accruing thereto and together with all dividends and distributions declared, paid or made after the date hereof.

     (b) The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all of the Shares is completed simultaneously.

3.   WAIVERS OF PRE-EMPTION RIGHTS
     -----------------------------

     The Vendor shall procure that the Shareholder irrevocably waives all rights of pre-emption over the Shares conferred on it either by the Articles of Association of the Company or in any other way.

4.   CONSIDERATION
     -------------

     (a) Subject to the provisions of the Seventh Schedule, the Purchaser shall pay a total consideration for the Registered Shares and the Bearer Shares of (Pounds)88,418,289, which consideration shall be satisfied as follows:-

           (i) as to (Pounds)85,198,289 in cash payable at Completion to the Shareholder or as the Shareholder shall direct;

           (ii) as to (Pounds)3,000,000 by the allotment and delivery of the Loan Notes to the Shareholder or as the Shareholder shall direct;

           (iii) as to the balance of (Pounds)220,000 in cash on the first anniversary of Completion to the Shareholder or as the Shareholder shall direct.

           The consideration for the Registered Shares is (Pounds)100 in cash at Completion, and the consideration for the Bearer Shares is the balance of the total consideration specified in this Clause 4(a).

     (b)  If:-

           (i) the Purchaser is obliged to pay any stamp duty on (or in respect of the consideration attributed to) the Bearer Shares and/or any penalty and/or interest in respect of late payment of such stamp duty and makes such payment within 2 years of Completion; or

           (ii) during the 2 year period referred to in Clause 4(b)(i), the Purchaser notifies the Vendor that the Inland Revenue claims payment of an amount as referred to in Clause 4(b)(i) and the Purchaser has paid the same to the Inland Revenue within 4 years of Completion and produces appropriate evidence to such effect then the Vendor shall pay to the Purchaser an amount equal to 75% of any such amount paid to the Inland Revenue.

5.   COMPLETION
     ----------

     The sale and purchase of the Shares shall be completed immediately after execution of this Agreement at the offices of the Vendor's Solicitors or at such other place as may be agreed between the parties, whereupon:-
     (a)   the Vendor shall cause to be delivered to the Purchaser's Solicitors:

           (i) the certificate or certificates for the Shares together with a transfer or transfers in the approved form of the Registered Shares duly executed in favour of the Purchaser or as it may direct;

           (ii) transfers in the approved form of all shares in any Subsidiary or Associated Company not held in the name of the Company duly executed in favour of the Purchaser (or as it will direct) together with the share certificates in respect of all the issued shares of each Subsidiary or Associated Company (but excluding transfers and certificates in respect of such shares as are not beneficially owned by a Group Company, as identified in the Third Schedule);

     (b) the Vendor shall cause to be delivered to the Purchaser's Solicitors or as the Purchaser may direct:-

           (i) certificates of title ("Certificates of Title") or in the case of such of the Property as is listed in the Fourth Schedule reports on leases prepared by the Vendor's Solicitors or (in the case of such of the Property known as Langside Priory Hospital, Glasgow) by Archibald Campbell & Harley, WS in favour of the Purchaser, the Purchaser's Solicitors, Mercury Asset Management Plc and

           The Royal Bank of Scotland PLC and others in the approved form (subject to a limitation of liability of (Pounds)50,000,000 in aggregate) together with all deeds and documents relating to the title of the Company and the Subsidiaries to the Property but excluding the Land Certificate in respect of Woodbourne Clinic and excluding original title deeds and documents to Langside Priory Hospital and to such of the Property as is referred to at items 3 and 7 in the Fourth Schedule under the heading Unregistered Titles;

     (ii) the written resignation of those directors of the Company and the Subsidiaries in the approved form as the Purchaser shall direct and subject to the Purchaser or the Company assuming any liability in respect of any claim for compensation for loss of office (except as regards R. Conte, W. Simpson and D. Wakefield) and (except as aforesaid) the Purchaser hereby undertakes to indemnify and keep indemnified the Vendor's Group from any liability, loss, cost or expense in relation thereto;

     (iii) the written resignation of the auditors of the Company and the Subsidiaries confirming that they have no claims against the Company or the Subsidiaries in respect of compensation for loss of office or on any other account whatsoever and containing a statement pursuant to Section 394 of the Companies Act 1985 to the effect that there are no circumstances connected with their ceasing to hold office which they consider should be brought to the attention of the members or creditors of the Company or the Subsidiaries;

      (iv) the Disclosure Letter;

       (v) the certificate of incorporation, any certificate or
                  certificates of incorporation on change of name, any common seal (and any former common seal or seals), all minute books, share registers and share certificate books (and any unissued share certificates) and other statutory books (all such books and registers being written up to, but not including, Completion) and complete and up to date copies of the Memorandum and Articles of Association of the Company and of each of the Subsidiaries;

           (vi) all books of account, cheque books, paying in books and unused cheques of the Company and the Subsidiaries together with statements from each of the banks at which they maintain accounts of the amounts standing to the debit or credit of such accounts at the close of business on the business day preceding by no more than three business days the Completion Date together also with duly signed instructions to such banks in the approved form;

           (vii) all documents of title relating to the investments and securities of the Company and the Subsidiaries;

           (viii) a power of attorney in the approved form in relation to the exercise of the rights attached to the Registered Shares during the period commencing on Completion and ending on the registration of the Purchaser or its nominee as holder of the Registered Shares;

           (ix) all licences, certificates or other documents previously specified by the Purchaser at the respective place of business of each unit;

           (x) all keys and credit cards (if any) of the Company and each Subsidiary which are in the possession of or under the control of the Vendor or any other person who resigns as an officer of any of such companies in accordance with this clause 5;

          (xi) evidence in the approved form of the appointment of such new trustees to, and the retirement of such of the trustees of, the Pension Schemes as the Purchaser may reasonably require;

     (c) the Vendor shall procure that board meetings of the Company and of each of the Subsidiaries are held at which the Vendor shall procure:-

          (i) the appointment as secretary and as directors of the Company and the Subsidiaries of such persons as the Purchaser may nominate;

          (ii) the appointment of the Purchaser's Accountants as auditors of the Company and of each of the Subsidiaries;

          (iii) the cancellation of the existing bank mandates of the Company and the Subsidiaries and the execution of new bank mandates in such form as the Purchaser shall require;

          (iv) that resolutions are passed to cancel the certificate(s) delivered pursuant to sub-clause (a) of this Clause (other than those relating to the Bearer Shares) and to register the transfer(s) delivered pursuant to that sub-clause, subject to their being re-produced duly stamped, and to seal and issue certificates in favour of the transferees named in those transfers;

     (d)  the Vendor shall further procure that:-

          (i) any indebtedness owing by R Conte, W Simpson or D Wakefield and persons connected with such persons is repaid in full with all outstanding interest (whether due for payment or not);

           (ii) any indebtedness owing between the Company or any of the Subsidiaries or the Associated Companies and the Vendor or any other member of the Vendor's Group is or has been repaid (whether by retirement, expiry or otherwise) in full with all outstanding interest (whether due for payment or not);

           (iii) the Company and each of the Subsidiaries is released from all guarantees, indemnities, charges or other encumbrances granted by any of them in respect of liabilities of the Vendor or any other member of the Vendor's Group or the liabilities of any directors of the Company or the Subsidiaries and persons connected with any of such persons ;

           (iv) the Company and each of the Subsidiaries is released from any liability owed in favour of the Bank of America National Trust and Savings Association and any other lender (other than Midland Bank Plc) who has advanced cash or cash equivalent to the Company or any of the Subsidiaries and is released from all guarantees, indemnities, charges or other encumbrances in relation thereto;

           (v) the ISDA agreement disclosed at paragraph (21) of the Disclosure Letter and all transactions thereunder are or have been terminated.

           and (without prejudice to the foregoing provisions of this Clause 5(d)) the Vendor undertakes that if any indebtedness of the Company or any of the Subsidiaries or any Associated Company to or in respect of the Vendor or any other member of the Vendor's Group or if any such obligation as is referred to in paragraph

           (iii) of this sub-clause (d) is not fully repaid or released at Completion the Vendor shall procure that the same is not enforced after Completion;

     (e) the Vendor shall procure the delivery of the letter in the approved form for the provision of R. Conte's services on behalf of the Vendor to the Purchaser;

     (f) the Vendor and Mercury Asset Management Plc shall execute and deliver the anti-embarrassment letter in the approved form;
     (g) the Purchaser shall deliver a letter to the Vendor's Solicitors and addressed to R. Conte relating to the collection of his personal effects at Flat 5, Priory Court;

     (h) the Vendor shall deliver to the Purchaser's Solicitors or its US agents a legal opinion in the approved form;

     (i) the Vendor and Purchaser shall each execute and deliver the side letter relating to taxation provisions in the approved form;

     (j)   the Purchaser shall:-

           (i) cause to be delivered to the Vendors' Solicitors cleared funds in the sum of (Pounds)84,534,342 (of which (Pounds)30,000 represents the aggregate amount due as compensation for loss of office for Mr J Ainley and Mr N Petrie, (Pounds)96,711 represents outstanding interest and management charges owed to the Vendor and the balance represents the consideration payable for the Shares);

           (ii) deliver to the Vendor's Solicitors a certified copy of the resolution of the board of directors authorising the execution of this Agreement, the issue of the Loan Notes to the Vendor and the carrying out of the other matters contemplated by this Agreement;

           and the delivery of such funds and the allotment of the Loan Notes shall constitute an absolute discharge to the Purchaser of the purchase price for the Shares.

     (k) The Vendor will procure that, on or immediately following Completion, application is made (on behalf of the Company and the Subsidiaries) to HM Customs & Excise for the removal of the Vendor from the PHG Group with effect from the day following Completion (or such other later date as HM Customs & Excise may require).

6.   REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS
     --------------------------------------------
     (a) The Vendor represents, warrants and undertakes to the Purchaser in the terms set out in the Fifth Schedule (subject to Clause 8 and provided however that the Purchaser will not be entitled to claim that any fact or combination of facts constitutes a breach of any of the Warranties if and to the extent that such fact or combination of facts has been fairly disclosed by the Disclosure Letter so as to enable a purchaser reasonably to be made aware of the same (including for the avoidance of doubt, facts contained in the Purchaser's reports from its advisers as such reports are listed in the Disclosure Letter)) and the Vendor agrees and acknowledges that the Purchaser is entering into this Agreement in reliance on the Warranties. The rights and remedies of the Purchaser in respect of the Warranties shall not be affected by the sale of the Shares, by any investigation made by or on behalf of the Purchaser into the affairs of the Company or of any of the Subsidiaries (save as specified above) or by any other event or matter whatsoever.

     (b) The Vendor warrants to the Purchaser that no promise or representation has been made to it in connection with the Warranties, the Disclosure Letter or taxation in respect of which the Company or any of the Subsidiaries might be liable and the Vendor undertakes to the Purchaser that it will waive all rights it may have in respect of any misrepresentation, inaccuracy or omission in or from information supplied to it by the Company, any of its Subsidiaries or their respective directors or employees in connection with the Warranties, the Disclosure Letter or taxation and undertakes that it will not make any claims against any such person in respect of any such mispresentation, inaccuracy or omission; Provided however that the Vendor's warranties and undertakings in this Clause 6(b) do not extend to any promise or representation by, or right it may have against, David Wakefield.

     (c) Each of the Warranties shall be construed as a separate Warranty and will not be limited or restricted by reference to, or inference from, the terms of any other Warranty or any other term of this Agreement.

     (d) The Vendor hereby undertakes with the Purchaser for itself and as trustee for the Company and each Subsidiary to indemnify and keep indemnified the Purchaser and each Group Company in respect of any entitlement that the Purchaser or any Group Company may be required to satisfy under the CPC stock incentive scheme or phantom stock option scheme as a result of the participation by any employee or former employee of any Group Company in any such scheme or by reason of any such employee or former employee ceasing to be entitled to benefit thereunder in consequence of the Group Companies ceasing to be subsidiaries of the Vendor, provided that, with the exception of sub-clause (a)(iii) of Clause 8, and subject as provided below in respect of sub-clause 8(e), Clause 8 shall not apply; provided further that the Purchaser shall not be entitled to make a claim under this sub-clause 6(d) unless written notice thereof (specifying reasonably full details of the circumstances giving rise to the claim and an estimate of the total amount claimed or potentially to be claimed in respect thereof) shall have been received by the Vendor prior to the fifth anniversary of the Completion Date, and unless any legal proceedings in connection with it are commenced within 12 months after such written notice of the claim is first served on the Vendor. For the avoidance of doubt, no amount paid under this sub-clause (d) of Clause 6 shall form part of or count towards the (Pounds)2,500,000 threshold referred to in sub-clause (a)(iv) of Clause 8. Where any action is proposed to be taken by the Company or any of the Subsidiaries or the Purchaser which may lead to a claim by the Purchaser under this Clause 6(d) (and in respect of which such party shall be deemed to be under a duty to take reasonable steps to mitigate its loss) the Purchaser shall procure that the Vendor is kept fully informed of the position and that any agreement with any such employee or former employee will be subject to the prior approval of the Vendor (such approval not to be unreasonably withheld) and that any such action as aforesaid shall in good faith take account of all proper observations and representations of the Vendor with a view to minimising any liability of the Vendor under this Clause 6(d) and in the case of a claim by a former employee the provisions of sub-clause 8(e) shall also apply on the basis that the Purchaser acknowledges that any dispute with such former employee will not materially and adversely affect the goodwill of the Purchaser, the Company or the Subsidiaries. If any relevant employee ceases to be employed by any of the Group Companies for any reason, the Purchaser shall notify the Vendor of the same within 30 days of such cessation.

     (e) The Vendor hereby undertakes with the Purchaser for itself and as trustee for the Company and each Subsidiary to indemnify and keep indemnified the Purchaser and each Group Company against any liability which constitutes a breach of the Warranty under paragraph (71) of the Fifth Schedule, to the extent that such liability when aggregated with any other such liability exceeds (Pounds)25,000; provided that of sub-clauses (a)(iv) and (v) of clause 8, clause 8 shall not apply. For the avoidance of doubt no amount paid under this sub-clause (e) of Clause 6 shall form part of or count towards the (Pounds)2,500,000 threshhold referred to in sub-clause (a)(iv) to Clause 8.

7.   TAXATION PAYMENTS
     -----------------

     (a) The Vendor shall, subject to the provisions in Clause 8, pay to the Purchaser an amount equal to the amount claimed by or due under any Taxation Claim or (as the case may be) equal to the taxation which arises in relation to any Taxation Claim together with any reasonable costs, fees and expenses reasonably incurred by the Company, the Purchaser or any of the Subsidiaries in connection with any Taxation Claim in respect of which the Vendor is liable to make a payment to the Purchaser in accordance with the provisions of this Agreement.

     (b) Where the amount of any claim, credit, relief, repayment or other sum falls to be determined in respect of a Taxation Claim, the Purchaser may request the Company's auditors for the time being (acting as experts and not as arbitrators) to certify such amount and any such certificate shall be binding on the parties save in the case of manifest error.

     (c) The Purchaser shall procure that the Company and the Subsidiaries shall co-operate with the Vendor in the preparation and submission of tax returns relating to periods up to the Accounts Date and shall give access to and copies of any papers or information which the Vendor may reasonably require in respect of the tax liabilities for such periods. All written communications with the Inland Revenue in respect of corporation tax liabilities for periods up to the Accounts Date shall be shown to the Vendor and subject to the Vendor's approval (not to be unreasonably withheld or delayed) prior to being sent, and the Purchaser agrees that all reasonable representations by the Vendor will be incorporated accordingly. Where any action is proposed to be taken by the Company or any of the Subsidiaries or by the Vendor or the Purchaser, which will or might result in the tax liabilities in question being such as to make the charge of (Pounds)2,723,333 for corporation tax in the consolidated profit and loss account comprised in the Accounts, and/or the provision of (Pounds)462,478 for other taxation and Social Security provisions shown as creditors in the Accounts, an under-provision the Vendor and the Purchaser each agree to procure that the person taking responsibility for agreeing the tax liabilities will keep the other fully informed of the position and that any agreement with any revenue authority will be subject to the prior approval of the other party (such approval not to be unreasonably withheld or delayed) and that any such action as aforesaid shall in good faith take account of all proper observations and representations by the other party with a view to minimising or eliminating the shortfall in the said taxation provision.

     (d) The Purchaser shall procure that the Company and each of the Subsidiaries join if required in the making of any capital gains tax roll-over relief claim which will result in a reduction or cancellation of any chargeable gain otherwise realised by any such company but so that such claims shall only be required in relation to asset disposals and acquisitions occurring before Completion.

     (e) (i) If any deduction or withholding in respect of taxation is required by law to be made from any payment by the Vendor or the Shareholder to the Purchaser under this Clause 7 or if the Purchaser is or becomes liable to make a payment of taxation or increased taxation as a result of receiving or becoming entitled to any payment ("the Initial Amount") by the Vendor or the Shareholder under this Clause 7, the Vendor covenants with the Purchaser to pay to the Purchaser or procure that the Shareholder pays to the Purchaser such additional amount as is necessary to ensure that the net amount received and retained by the Purchaser (after taking account of such deduction or withholding or taxation) is equal to the amount which it would have received and retained had the payment in question not been subject to the deduction or withholding or taxation. The date for payment of the additional amount shall, in the case of a deduction or withholding, be the date on which payment of the Initial Amount is made and, in the case of a payment subject to taxation, shall be the date five business days before the taxation or increased taxation referred to above falls due for payment.

          (ii) In sub-clause (i) above "the Purchaser" means Foray 911 Limited only, and this "grossing up" clause in sub-clause (i) above shall not apply in the case of any payments to or which belong to any person other than Foray 911 Limited.

     (f) Where the Vendor is required to make any payment to the Purchaser under this Clause 7 (or other provision of this Agreement) the Vendor may procure that the Shareholder shall make payment so as to discharge the Vendor's obligation.

8.   LIMITATIONS ON RELEVANT CLAIMS
     ------------------------------
     (a) Notwithstanding any other provision of this Agreement (other than Clauses 6(d) and 8(s):-

          (i) the Purchaser shall not be entitled to make a relevant claim unless written notice thereof or, in the circumstances referred to in Clause 8(b)(viii), of the contingent liability which may give rise to an actual liability (specifying reasonably full details of the circumstances giving rise to the claim and an estimate of the total amount claimed or potentially to be claimed in respect thereof) shall have been received by the Vendor prior to the sixth anniversary of the Completion Date in respect of any relevant claim relating to taxation and prior to the second anniversary of the Completion Date in respect of any other relevant claim;

         (ii) a relevant claim will not be enforceable against the Vendor, and shall be treated as of no force and effect whatsoever, unless any legal proceedings in connection with it are commenced within 12 months after written notice of it is first served on the Vendor; this paragraph will not apply where there is a delay of more than 12 months arising solely as a result of the Purchaser's compliance with paragraph (a)(vi) or (b)(viii) below provided that legal proceedings are commenced within a reasonable time after the date on which it becomes clear that recovery from any third party will not be possible or (as the case may be) that the contingent liability has become an actual liability (provided such liability becomes actual prior to the tenth anniversary of the Completion Date in respect of claims relating to taxation and the sixth anniversary of the Completion Date in respect of any other relevant claim), and in any event within 12 months of that date;

         (iii) the aggregate liability of the Vendor in respect of all relevant claims and other claims under this Agreement and the tax side letter shall be limited to the aggregate consideration received and not repaid under Clause 4 ;

         (iv) the Vendor shall only be liable in respect of any relevant claim if the amount of that and all other relevant claims shall exceed (Pounds)2,500,000 in aggregate in which event the Purchaser shall be entitled to make claim in full in respect of any relevant claim and not just the excess and provided that any amounts in respect of and to the extent to which the Vendor is liable to make a payment to the Purchaser pursuant to the provisions of the tax side letter, or for which the Vendor is not liable in any event in accordance with Clause 2(c) or (d) or 6(b) of the tax side letter shall be excluded altogether in connection with or in aggregating relevant claims for the purposes of the threshold in this sub-clause (iv)

          (v) individual relevant claims of (Pounds)25,000 or less shall be ignored for all purposes and the Purchaser shall be entitled to make no claim whatsoever in respect thereof and, for the purposes of this Clause only, where two or more Taxation Claims arise from the same subject matter which gives rise to a particular Taxation Claim, the same shall be treated as one;

          (vi) where the Purchaser or any Group Company is entitled to recover from some other person (including any taxation authority but excluding any other Group Company) any sum in respect of any matter or event which has given rise to a relevant claim against the Vendor, the Purchaser shall procure that it or any Group Company (as appropriate) shall take all reasonable steps to recover that sum, and any sum recovered (whether by way of repayment, set off, credit or otherwise) together with any interest or other amount recovered thereon in addition ("the recovered amount") will reduce by the same amount the amount of the relevant claim. Except in respect of a Taxation Claim, no claim shall (without prejudice to the Purchaser's right to notify the Vendor of a relevant claim under Clause 8(a)(i)) be made by the Purchaser against the Vendor pending such attempts at recovery but if, for whatever reason, a claim has been satisfied by the Vendor prior to such recovery an amount equal to the recovered amount (or if less, the full amount of the claim previously satisfied) will be paid to the Vendor forthwith upon recovery. In the case of a relevant claim which relates to taxation, the recovered amount shall be calculated less the reasonable costs of recovery, and if, subsequent to any payment by the Vendor in respect of a Taxation Claim, any reduction (including discharge) of a Taxation Claim is made or if the ultimate liability in respect of the Taxation Claim falls short of the amount of the Taxation Claim the Purchaser shall promptly repay to the Vendor an amount equal to such reduction or shortfall as if the same were a recovered amount (together with any supplement received in respect of the same). In the case of the recovery of any sum from any of the professional consultants (being the medical directors, therapists and sessional workers and any other similar categories) who at the relevant time is or remains engaged on an on-going basis to provide services to any Group Company and who has been paid gross (as a self-employed person and not an employee), no Group Company shall be bound to take action to recover any such sum where it is reasonably of the opinion that by doing so it would prejudice and adversely affect its on-going relationship with the consultant concerned to the detriment of the business and goodwill of that Group Company; Group Companies will however be obliged to seek the reasonable assistance and co-operation of all such professional consultants paid on a gross basis in providing information to the Vendor and/or to the Inland Revenue and/or the Department of Social Security with a view to eliminating or minimising any income tax or national insurance contributions liabilities sought to be recovered by the Inland Revenue and/or the Department of Social Security from any Group Company in respect of payments by any Group Company to the professional consultants, and to otherwise assist the Vendor to a reasonable extent in liaising with relevant individuals for the purpose of procuring such information;

    (vii) the Purchaser shall as soon as reasonably practicable inform the Vendor in writing of any event which comes to the notice of the Purchaser or any Group Company whereby it appears that the Vendor is or may become liable to make any payment under the Warranties and/or in respect of a Taxation Claim and, in the case of a claim relating to taxation, notice shall in any event, but only so far as reasonably practicable, be given in sufficient time to enable the Vendor to instruct the Purchaser to lodge on behalf of any such company a notice of appeal with the relevant taxation authorities, and the Purchaser shall make available to the Vendor all such information as may be available to it and any such company in connection with the potential liability; failure to notify the Vendor as soon as is reasonably practicable pursuant to the above provisions of this sub-clause will not invalidate any claim but will (if relevant) be taken into account in assessing any damages payable.

     (b)  The Vendor will not be liable in respect of a relevant claim:-

          (i) if or to the extent that the relevant claim would not have arisen but for the creation and issue on or before 6 June 1996 of 3,407,203 Bearer Shares or anything done or omitted to be done on or before Completion at the written request or with the written approval of the Purchaser provided however that the issue of any of the Shares by the Company on the date hereof and the arrangements made and to be made on the date hereof to repay indebtedness shall not be treated as done at the request or with the approval of the Purchaser for the purposes of this sub-clause (i);

          (ii) if or to the extent that the relevant claim would not have arisen but for anything voluntarily done or omitted to be done outside the ordinary course of business after Completion by the Purchaser or any Group Company or any of their respective agents or successors in title which the Purchaser knew or ought reasonably to have known would give rise to the relevant claim;

          (iii) to the extent that it arises or is increased as a result of any change in the basis or method of calculation of any assets or liabilities or in the treatment of timing differences adopted by any Group Company after the date of this Agreement except to the extent to which such change is necessary in order to correct an accounting policy of any such company which did not comply with any relevant Statement of Standard Accounting Practice or Financial Reporting Standard in force at the date of preparation of the Accounts or relevant earlier accounts of any such company;

          (iv) to the extent that it arises from or is increased by a change of law or of published Inland Revenue, Customs & Excise or accountancy practice, in either case announced after the date of this Agreement ;

          (v) to the extent that it would not have arisen but for a revision of any allowance, relief, credit or repayment previously claimed or taken into account or assumed to be available in the preparation of the Accounts, unless the same is voluntarily effected by any Group Company after the date of this Agreement;

          (vi) to the extent that it relates to any loss for which the Purchaser or any Group Company is indemnified by insurance or for which it would have been so indemnified if at the relevant time there had been maintained with a no less reputable insurance company valid and adequate insurance cover of the same type as, and for at least the same amount of cover as, and on no less favourable terms and conditions than that which was in force in relation to the relevant Group Company at the date of this Agreement;

          (vii) to the extent that it is provided for or included as a liability or disclosed in the Accounts including but not limited to items included in calculating creditors or deducted in calculating debtors in the Accounts or is taken into account in determining the Value of Cash or the Value of the Working Capital in the Completion Accounts pursuant to the Seventh Schedule;

          (viii) to the extent that it relates to any liability which is contingent only unless and until such contingent liability becomes an actual liability and is due and payable;

          (ix) to the extent that it relates to any liability for taxation arising in the ordinary course of business of the Company or any of the Subsidiaries after the Accounts Date and in the period up to and including Completion or arising out of the execution and completion of this Agreement (including the documents in the approved form other than the Disclosure Letter) (and for the avoidance of doubt the reference to a liability for taxation arising in the ordinary course of business includes, without limitation, any such liability resulting from the disposal of any fixed asset by the Company or any of the Subsidiaries on arms length terms to a third party purchaser not being connected with such company and excludes any liability to income tax or national insurance contributions mentioned in Clause 2(e) of the tax side letter which arises out of a failure to deduct or account for any taxation on payments referred to therein and any VAT liability in respect of management services mentioned in Clause 2(d) of the tax side letter) ;

          (x) to the extent that it results from any company ceasing at any time after Completion to be a member of the same group of companies as the Company;

           (xi) to the extent that the subject of such relevant claim has been or is made good or is otherwise compensated for without loss to the Purchaser or the Company.

           (xii) in respect of a relevant claim under paragraph (55)(g) of the Fifth Schedule only, to the extent that such claim would not have arisen had the Purchaser not:-

                 (aa) conceded that any person was under any liability to any other person such as would cause the Vendor to be in breach of Warranty (55)(g) unless it was so obliged by the terms of a Court Order, or an Industrial Tribunal or Pensions Ombudsman decision; or

                 (bb) advised any person that such person might in any way be entitled to such rights as would be inconsistent with Warranty (55)(g), or assisted or procured assistance for any such person in bringing a claim for such rights; or

                 (cc) procured or advised that any other person took any action which if it had been taken by the Purchaser would have fallen within paragraphs (aa) or (bb) above.

     (c) The amount of any taxation credits, allowances, reliefs, set-offs or rights of repayment due to (and whether ascertained before or after the date hereof) or already received by the Company or any of the Subsidiaries in respect of any period ending on or prior to the Accounts Date shall, to the extent that the same has not been taken into account in the Accounts, be set off against the Vendor's liability in respect of any relevant claim to the extent which they are available to reduce the amount of any taxation, or give rise to any right to repayment of taxation, of or for the Company or any of the Subsidiaries. For the avoidance of doubt any amount which is a corresponding saving in sub-clause (t) below shall be dealt with under that sub-clause and not be treated as an amount for the purpose of this sub-clause (c).

     (d) A breach of any warranty or undertaking which is capable of remedy shall not entitle the Purchaser to compensation unless the Vendor is given written notice of such breach and such breach is not remedied within 30 days after the date on which such notice is served on the Vendor.

    (e) The Purchaser and each of the Group Companies shall take such action and give such information and assistance (subject to the Purchaser and such company (as appropriate) having been indemnified and secured to the Purchaser's reasonable satisfaction as to costs and expenses by the Vendor) as the Vendor may reasonably require to mitigate, avoid, dispute, resist, appeal, compromise or defend any claim or matter which gives rise to a relevant claim. No admission of liability to a claim or compromise thereof shall be made without the prior written agreement of the Vendor. If the Purchaser shall be in breach of the above provisions of this Clause 8(e), the Vendor shall, subject only to the Vendor securing the Purchaser to the reasonable satisfaction of the Purchaser against any losses damages and reasonable costs and expenses in respect thereof, have the right at its expense of investigating, resisting appealing and settling and otherwise conducting in the name of the Purchaser or (as the case may be) the Company or any Group Company any claim, or matter giving rise to a relevant claim and to have any claim conducted by professional advisers nominated and instructed by it for this purpose provided that the Purchaser is given notice of any action prior to it being taken and, in circumstances where the goodwill of the Company or any of the Subsidiaries will not be materially and adversely affected by bringing such an action, the Purchaser shall consent to such an action being taken. The Vendor agrees that it shall not be reasonable for it to require any action which shall materially and adversely affect the goodwill of the Company or any of the Subsidiaries, and it shall not refuse agreement of any admission of liability or compromise reasonably necessary in circumstances where such goodwill shall otherwise be materially and adversely affected.

     (f) The Vendor will not be liable in respect of a relevant claim by the Purchaser under any provision of this Agreement if and to the extent that the loss is or has been recovered under any other provision of this Agreement.

     (g) If the Vendor is liable to the Purchaser in respect of a relevant claim by reason of an obligation of the Company or any of the Subsidiaries to pay advance corporation tax or any sum due from such company as if it were advance corporation tax, the liability of the Vendor shall be reduced, and any amount paid to the Purchaser in respect of such liability shall be refunded when and to the extent that the relevant company obtains the benefit of a reduction in liability to or repayment of taxation following such payment by any such company. The Purchaser shall procure that such company makes all such claims and elections as will result in such benefit being obtained as soon as reasonably possible.

     (h) Where to the extent that a relevant claim relates to a liability for taxation, no payment shall be due from the Vendor until the following dates:-

          (i) to the extent that the relevant claim includes taxation which has not yet become due, the date five days before the day on which that taxation becomes legally due and payable;

          (ii) to the extent that the relevant claim relates to the nullification or cancellation of a right to repayment of taxation, the date on which that repayment would otherwise have become due;

          (iii) to the extent that the relevant claim relates to the denial of any allowance, relief or credit, the date on which taxation becomes due as a result of that denial;

          but in any event (and notwithstanding the above) no amount shall be payable by the Vendor earlier than 14 days after the date on which notice setting out details of the relevant claim is delivered to the Vendor.

     (i) Where an amount may be applied or set off by the Vendor to reduce the amount payable under a relevant claim then:-

          (i) if the amount is ascertained before payment has been made in respect of any relevant claim the like consequences shall follow as if the relevant claim were for the reduced amount; and

          (ii) if the amount is ascertained after payment has been made in respect of one or more relevant claims such claims shall be reduced accordingly and any resulting overpayment shall be repaid forthwith to the Vendor; and

          (iii) in either case, the de minimis provisions in sub-clauses (a)
                (iv) and (v) of this Clause shall operate as if the claims paid or payable were for the reduced amounts.

     (j) If the Purchaser is entitled to make a claim in respect of any act, event or default both under the Warranties and also in respect of a Taxation Claim the Purchaser shall not be entitled to recover more than once in respect of the same act event or default

     (k) Nothing in this Agreement shall be deemed to relieve the Purchaser or any Group Company from a duty to the Vendor to mitigate its loss in respect of a relevant claim or otherwise but the duty to mitigate is subject to the proviso absolving Group Companies from seeking to recover sums from the professional consultants as set out in Clause 8(a)(vi) above;

     (l) The Purchaser shall procure that each of the Group Companies complies with the provisions of this Clause 8.

     (m) Any amount paid by the Vendor under or in respect of any relevant claim shall be treated as a reduction in the consideration payable by the Purchaser to the Vendor under this Agreement.

     (n) The provisions of this Clause will not be discharged or cease to have effect or be limited in any way in consequence of any provision of this Agreement or any document referred to in this Agreement.

     (o)  The Purchaser shall not be entitled to rescind this Agreement.

     (p) The Purchaser hereby undertakes as a separate covenant with the Vendor to indemnify it and at all times keep it indemnified against any taxation, additional taxation or other liability (including all costs, fees and expenses incurred in connection with such taxation or other liability) which may arise or accrue (whether alone or in conjunction with other events, circumstances, acts, omissions or transactions) to the Vendor directly or indirectly in consequence of or in connection with or by reference to:-

          (i) the payment by the Company or any of the Subsidiaries after Completion of an abnormal amount by way of dividend (as defined in Section 709(4) Income and Corporation Taxes Act 1988); or

          (ii) the distribution or the appropriation of or any other dealing with the whole or part of the assets of the Company or any of the Subsidiaries after Completion otherwise than in the ordinary course of their existing businesses but for the avoidance of doubt this indemnity shall not apply in respect of circumstances giving rise to a liability of the Vendor to make any payment to the Purchaser under this Agreement or under the side letter relating to taxation provisions referred to in Clause 5(k).

     (q) The Purchaser shall procure that the Company and each of the Subsidiaries utilise all deductions, reliefs and claims relating to taxation and which have accrued in respect of periods up to the Accounts Date in such a way including, without limitation, by way of surrender of group relief and/or ACT to any other Group Company as to minimise taxation which could give rise or has given rise to a claim against the Vendor under this Agreement provided that:-

          (i) there shall be no obligation to utilise any such deductions, reliefs or claims to the extent that by doing so either:

               (aa) the corporation tax charge on consolidation of
                    (Pounds)2,723,333 in the Accounts effectively represents an underprovision, unless by virtue thereof the Purchaser has a separate right of recovery, thereupon enforceable, against the Vendor; or

               (bb) there is a reduction in the amount of any taxation for which the Vendor is liable to make a payment to the Purchaser under the tax side letter of even date ("the tax letter") at the expense of a corresponding increase in the amount of any taxation for which the Vendor would be liable to make a payment to the Purchaser pursuant to Clause 7 but for the application of the de minimis thresholds contained in Clause 8(a)(iv) and (v) of this Agreement; and

          (ii) (for the avoidance of doubt) this sub-clause (q) shall not require any election to carry back reliefs or claims which accrue in respect of periods after the Accounts Date.

     (r) The Purchaser shall not be entitled in respect of a relevant claim to any right of deduction set off or counterclaim under the Loan Notes, the deferred consideration payable under Clause 4(a)(iii) or any payment to be made under the letter in the approved form of the provision of R Conte's services on behalf of the Vendor to the Purchaser and the Purchaser hereby unconditionally and irrevocably waives any such right that it might otherwise have had but for this sub-clause (r).

     (s) Notwithstanding any other provisions of this Agreement, the limitations on relevant claims contained in this Clause 8 shall not apply to exclude or or limit the liability of the Vendor to the extent that any claim arises by reason of any fraud dishonesty or wilful mistatement by or on behalf of the Vendor.

     (t) (i) If as a result of any liability to taxation (or the circumstances or matter giving rise to any such liability to taxation) for or in consequence of which the Vendor is liable to make or has made a payment to the Purchaser under Clause 7 the Company or any of the Subsidiaries obtains a reduction in or the elimination of any liability to make a payment of taxation (other than (and then to the extent of) such a liability in respect of which the Vendor is liable to make a payment to the Purchaser under Clause 7 or under the tax letter by the use of a benefit, saving, credit, allowance or relief arising directly as a result of the matter which gives rise to the first liability to taxation (a "Corresponding Saving"), the amount or value of such Corresponding Saving (if not agreed between the parties, then as determined and certified by the auditors for the time being of the Company acting as experts whose costs shall be borne by the Vendor unless the auditors (as experts) determine on the application of the Vendor that the Purchaser's assessment of the amount in question was an unreasonable one) shall be dealt with in accordance with (t)(ii) of this clause 8;

          (ii) Where pursuant to (t)(i) of this Clause 8 any Corresponding Saving is obtained, it shall be dealt with in accordance with this sub-clause:-

                 (aa) the amount or value of the Corresponding Saving shall first be set off against any payment then due from the Vendor under Clause 7 or the tax letter;

                 (bb) to the extent that there is an excess, refund shall be made to the Vendor of any previous payment or payments made by it under Clause 7 or the tax letter; and

                 (cc) to the extent that the excess referred to in (bb) is not exhausted under that sub-clause an amount equal to the remainder of that excess shall be set against and reduce pro tanto any claim that subsequently may be made against the Vendor under Clause 7 or the tax letter.

          (iii) If any taxation liabilities included in creditors in the consolidated balance sheet comprised in the Accounts are shown or prove to be or to have included any over-provision in respect of such taxation liabilities the amount of any such over-provision (if not agreed, then as determined by the conditions as set out in (t)(i) above) shall also be dealt with under (t)(ii) above in the same way as a Corresponding Saving.

9.   RESTRICTIONS
     ------------
     (a) Subject to Clause 9(c) the Vendor undertakes with the Purchaser that it shall not, and it shall procure that no other member of the Vendor's Group shall, at any time:-

          (i) unless required to do so by law, disclose to any person any confidential information of a technical, trade or other character which it has acquired in the course of or as a result of its position as a member of the same group as the Group Companies;

          (ii) use to the detriment of the Company or of any of the Subsidiaries any confidential information of a technical, trade or other character which it has acquired in the course of or as a result of its position as a member of the same group as the Group Companies

          Provided that none of the restrictions contained in sub-clauses (a)(i) and (ii) of this Clause shall apply in respect of any confidential information which enters the public domain unless it does so by reason of its unauthorised publication by or the unauthorised act of a member of the Vendor's Group;

          (iii) after the Completion Date in any way hold itself out, or permit itself to be held out, as being interested in, or in any way connected with, the Company or any of the Subsidiaries;

          (iv) after the Completion Date, use the name "Harvard" in any business competing with Harvard Medical Limited and in particular shall not use the name "Harvard" in the Guam operation of the Vendor.

     (b) Subject to Clause 9(c) the Vendor further undertakes with the Purchaser that for a period of three years from the Completion Date neither it nor any other member of the Vendor's Group shall:

          (i) be interested, engaged or concerned in any business which competes within the United Kingdom with any business carried on by the Company or by any of the Subsidiaries now or at any time during the period of twelve months prior to the Completion Date;

          (ii) without prejudice to the provisions of sub-clause (b)(i) of this Clause, in relation to any services supplied in competition with the business of the Company or of any of the Subsidiaries, deal with or solicit or entice the custom of any person who was a customer of the Company or of any of the Subsidiaries at any time during the period of twelve months prior to the Completion Date;

          (iii) without prejudice to the provisions of sub-clause (b)(i) of this Clause, in relation to any services supplied in competition with the business of the Company or of any of the Subsidiaries, deal with or solicit or entice the business of any person who was a supplier to the Company or any of the Subsidiaries at any time during the period of twelve months prior to the Completion Date;

          (iv) other than Richard Conte, David Wakefield or Wendy Simpson in respect of services outside the United Kingdom (and except for the provisions of the letter in the approved form in respect of R Conte's services) employ or offer employment to, or endeavour to employ, or solicit, or endeavour to entice away, or conclude or offer to conclude any contract for services with, any person who was at any time during the period of twelve months prior to the Completion Date a director, manager or senior employee of or consultant to the Company or any of the Subsidiaries.

     (c)  Notwithstanding the foregoing provisions of this Clause:

          (i) the operation or marketing by any member of the Vendor's Group of or in respect of a substance abuse clinic (having not more than 36 beds) situated in Antigua shall not represent a breach of sub-clauses (a) or (b) of this Clause;

          (ii) the operation or marketing by any member of the Vendor's Group of the business transferred pursuant to the sale agreement disclosed under paragraph (69) of the Disclosure Letter ("YS Agreement") shall not represent a breach of sub-clauses (b)(i),
                 (b)(ii) or (b)(iii) of this Clause;

          (iii) sub-clause (b)(i) of this Clause shall not restrict any member of the Vendor's Group from being interested, engaged or concerned in a business (being a residential co-educational psycho-dynamic therapeutic single-centre community for severely emotionally damaged adolescents aged 11 to 18) which competes with the business carried on at Jacques Hall, Harwich Road, Bradfield, Manningtree and which is not conducted at premises within a radius of 150 miles of Jacques Hall, and sub-clause b(ii) and (b)(iii) of this Clause shall not apply in relation to any business permitted by this sub-clause (c)(iii);

          (iv) sub-clause (b)(i) of this Clause shall not restrict any member of the Vendor's Group from being interested, engaged or concerned in a business (being a residential school for boys aged 8 to 19 with mild or moderate learning difficulties and also social, emotional or behavioural problems) which competes with the business at

                Eden Grove, Chapel Street, Bolton and which is not conducted at premises within a radius of 150 miles of Eden Grove and sub-clauses (b)(ii) and (b)(iii) of this Clause shall not apply in relation to any business permitted by this sub-clause (c)(iv).

     (d) Each of the restrictions contained in sub-clauses (a) and (b) of this Clause shall apply to each member of the Vendor's Group if it carries on the relevant activities either directly or indirectly, or alone or jointly with another, or (without prejudice to the generality of the foregoing) as manager, adviser, consultant or agent for any other person, or as a shareholder or director of a company, provided that they shall not apply where the activity consists solely of the holding of securities listed on a stock exchange or dealt in on a public securities market which does not exceed three per cent in nominal value of the securities of that class.

     (e) The Vendor agrees that in all the circumstances of this Agreement the restrictions and provisions contained in this Clause are reasonable and necessary for the protection of the Company, the Subsidiaries and the Purchaser and the Vendor further agrees that having regard to those circumstances such restrictions and provisions do not work harshly on it or any other member of the Vendor's Group.

     (f) Without prejudice to the foregoing, the parties agree that if such restrictions and provisions taken together shall be judged to go beyond what is reasonable in all the circumstances for the protection of the Company, the Subsidiaries and the Purchaser, but would be judged reasonable if part or parts of the wording thereof were deleted or the area of operation or the period of application reduced, the said restrictions and provisions shall apply with such modifications as may be necessary to make them valid and effective.

     (g) The Purchaser undertakes to procure that Priory Hospitals Group Limited and Priory Childcare Services Limited shall honour their obligations under the YS Agreement.

     (h) Notwithstanding any other provisions of this Agreement, if there is any provision in this Agreement, or in any agreement or arrangement of which this Agreement forms a part, which causes or would cause this Agreement (or such agreement or arrangement) to be registrable under the Restrictive Trade Practices Act 1976 (as amended), then that provision shall not take effect until the day after particulars of this Agreement (or such agreement or arrangement, as the case may be) have been furnished to the Director General of Fair Trading.

10.  VENDOR'S ACCOUNTS
     -----------------

     The Purchaser undertakes that it will on request use all reasonable endeavours to provide the Vendor (at the Vendor's cost) with such assistance as the Vendor reasonably requires in connection with the preparation and audit of the Vendor's accounts for its financial year ending on 30th November 1996 including granting the Vendor or its accountants reasonable access during normal office hours upon reasonable notice to any books of account, ledgers, files, correspondence and documents in the possession of the Purchaser or any other Group Company.

11.  ANNOUNCEMENTS
     -------------

     No announcement, press release or circular relating to any matter referred to in this Agreement shall be made or issued by or on behalf of any party without the prior written approval of the other parties save that each party reserves the right to make or issue any announcement or circular required by law, the rules of The London Stock Exchange or The City Code on Take-overs and Mergers or any other regulatory authority in any other applicable jurisdiction subject, to the extent it is practicable to do so, to prior consultation with the other party or parties and giving such other party or parties an opportunity to comment thereon.

12.  COSTS AND EXPENSES
     ------------------

     Each of the parties hereto shall pay its own costs and expenses in relation to the negotiation, preparation and implementation of this Agreement and the Purchaser shall (subject to Clause 4) pay all stamp duty on the transfer of the Shares.

13.  ENTIRE AGREEMENT
     ----------------

     (a) This Agreement (together with any documents referred to herein) sets out the entire agreement and understanding between the Purchaser and the Vendor in connection with the sale and purchase of the Shares and no party has relied, in entering into this Agreement, on any representations of any other party which is not expressly set out or referred to in this Agreement.

     (b) No variation of this Agreement shall be effective unless in writing signed by or on behalf of each of the parties.

14.  SUCCESSORS
     ----------

     This Agreement is not assignable except as part of the Purchaser's bank security arrangements entered into as at the Completion Date, any refinancing of the same and any enforcement thereof but subject thereto it shall be binding upon and enure for the benefit of each party's successors in title.

15.  EFFECT OF COMPLETION
     --------------------

     The provisions of this Agreement insofar as they are not performed at Completion or are capable of operating or taking effect after Completion will remain in full force and effect and capable of so operating after and notwithstanding Completion.

16.  FURTHER ASSURANCE
     -----------------

     Notwithstanding Completion the Vendor shall from time to time and at the cost of the Purchaser execute all such documents and take all such steps (or to the extent it lies within its power so to do procure other necessary parties so to do) as the Purchaser may reasonably require in order to perfect the right, title and interest of the Purchaser to and in the Shares and to give to the Purchaser the full benefit of this Agreement.

17.  TIME OF THE ESSENCE
     -------------------

     Time shall be of the essence as regards any date or period referred to in this Agreement.

18.  NOTICES AND SERVICE OF PROCESS
     ------------------------------

     (a) All notices under this Agreement shall be in writing and in the English language and shall be delivered by hand or sent by prepaid first class post or by prepaid first class recorded delivery or air mail prepaid at the appropriate rate or by facsimile transmission. All notices shall (subject to Clause 18(f)) be delivered at or sent to the address, or transmitted to the facsimile number shown in this Agreement of the party to be served (or such other address or number in the United Kingdom as that party shall have notified in writing to the other party for this purpose) and shall be marked for the attention of the Chief Executive or President of that party. Notwithstanding the foregoing provisions of this sub-clause, notices may be served on any party which is a limited company incorporated in a jurisdiction within the United Kingdom by delivering by hand or sending by prepaid first class post or by prepaid first class recorded delivery the notice to the registered office of such company.
 (b) A notice delivered by hand shall be deemed to have been served at the time of such delivery if delivered between 9.00 am and 5.30 pm on a business day or, if delivered before 9.00 am on a business day, it shall be deemed served at 9.00 am on that business day or, if delivered after 5.30 pm on a business day or on a day which is not a business day, at 9.00 am on the next following business day.
 (c) A notice sent by prepaid first class recorded delivery shall be deemed to have been served at 9.00 am on the second business day following the date of posting or, in the case of air mail, at 9.00 am on the seventh business day following the date of posting and in proving such service it shall be sufficient to show that the notice was properly addressed and posted in accordance with the provisions of this Clause.

 (d) A notice sent by facsimile transmission shall be deemed to have been served at the time it is transmitted if transmitted between 9.00 am and 5.30 pm on a business day or, if transmitted before 9.00 am on a business day, at 9.00 am on that business day, or, if transmitted after 5.30 pm on a business day or on a day which is not a business day, at 9.00 am on the next following business day provided that a hard copy of any notice sent by facsimile transmission is also sent by post on the same day in accordance with Clause 18(a). It shall be sufficient proof of the time of service by facsimile transmission to show that the transmission was properly made and that the transmitting device was connected to a device with a telephone number reasonably believed to be that of the party to be served at the address for such service.
 (e) In this Clause all times are to be taken as being the local times of the place at which the notice is received.
 (f) The Vendor hereby irrevocably designates, empowers and appoints Biddle & Co of 1 Gresham Street, London EC2V 7BU (Facsimile No.0171 606 3305) as its agent to receive for and on its behalf any notice under this Agreement or service of process in England in any action or proceeding with respect to this Agreement and the Vendor agrees that any failure of the said Biddle & Co to inform the Vendor of any such notice or service shall not impair or affect the validity of such notice or service or of any judgement rendered in any action or proceeding based thereon. The Vendor may replace Biddle & Co or any successor agent by notice in writing to the other party with a new agent provided that the address for service on the new agent is in England. If Biddle & Co or any successor agent should cease to exist, cease to have an address for service in England or otherwise cease to be able to inform the Vendor of any service of notice or proceedings, the Vendor shall replace such agent with a new agent as permitted above.

19.  COUNTERPARTS
     ------------

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument which shall only be deemed executed when counterparts executed by all the parties hereto are delivered and so that delivery for this purpose shall be deemed effective when any party confirms in writing (which shall include confirmation by facsimile transmission) that it has executed any counterpart of this Agreement.

20.  CHANGE OF NAME
     --------------

     The Purchaser shall within one month of the Completion Date cause the name of the Company to be changed so as not to include the word "CPC" or "LONDINIUM" or to suggest any connection with the Vendor and the Purchaser agrees that neither it nor any Group Company will use any name or names identical or similar to "CPC" or "LONDINIUM" or any colourable imitation thereof in connection with any activity whatsoever.

21.  GOVERNING LAW
     -------------
     This Agreement shall be governed by and construed in accordance with English law and each of the parties hereby submits to the jurisdiction of the English Courts.

EXECUTED on the date appearing at the beginning of this Agreement.

                                 FIRST SCHEDULE

                               (the Shareholder)

        1                              2

Names and addresses                Number of
of the Shareholder               Shares owned


CPC Investment Corporation Inc      (a)   3,407,203 Ordinary
5110 West Sahara Avenue                   Shares of (Pounds)1 each
4th Floor
Las Vegas                           (b)   16,106,313 Ordinary
NV 89102 USA                              Shares of US $0.01
                                          each

                                SECOND SCHEDULE
                                (the directors)


     R. Conte
     D.A. Wakefield
     D.H.W. Kelly


                                (the secretary)

     Mrs J. Lambert

                                THIRD SCHEDULE

                                    Part 1

                              (the Subsidiaries)


Name                                   Registered Number       Percentage of
- ----                                   -----------------       -------------
                                                               share capital
                                                               -------------
                                                               owned by Group
                                                               --------------
                                                               Companies
                                                               ---------
Priory Hospitals Group Limited              1505382                100
Sturt House Clinic Limited                  2656972                100
The Nottingham Clinic Limited               2220967                100
Regency Park Limited                        2779834                100
Priory Childcare Services Limited           2838284                100
Care Continuums Limited                     2998874                100
Counselling Services (CI) Limited           37244                   80


                                    Part 2

                            (Associated Companies)

Fulford Grange Medical
Centre Limited                              2804493                 50
Pinnacle Counselling Limited                2814776                 49.32% (of
                                                                   ordinary
                                                                   shares)

                                                                   100% (of
                                                                   preference
                                                                   shares)
Priory Healthcare Group
(Middle East) Limited                       63330                   50

                                FOURTH SCHEDULE

                                 (the Property)

I  REGISTERED TITLES
   -----------------

A.      FREEHOLD
        --------

     Short description of property                    Title number
     -----------------------------                    ------------
1.   The Dene, Goddards Green Hospital,
     Goddards Green                                     WSX180031

2.   The Dukes Priory Hospital and
     Dukes Cottages, Stump Lane,
     Springfield Green, Chelmsford                      EX448034

3.   Eden Grove, Chapel St, Bolton                      CU113771

4.   Altrincham Priory Hospital, Rappax Road,
     Hale, Trafford                                     GM32147

5.   Grovelands, The Bourne, Southgate,
     Enfield                                            EGL224063
                                                        EGL159651

6.   Hayes Grove, Prestons Road, Hayes,
     Bromley                                            P84935

7.   Heath House, Purdown, Bristol                      AV204454

8.   Jacques Hall, Harwich Rd, Bradfield,
     Manningtree                                        EX494805

9.   Lynbrook Clinic, Chobham Rd, Woking,
     Surrey                                             SY648215

10.  Marchwood Park, Marchwood, Hampshire               HP274006
                                                        HP274005

11.  St Dymphna, Ransom Rd, St Anns,
     Nottingham                                         NT220908
                                                        NT292439
12.  Priory Hospital, Roehampton and
     9 to 11 Upper Richmond Road West                   SGL172131

13.  Sturts Priory Hospital, Sturts Lane,
     Walton on the Hill, Surrey                         SY280588
                                                        SY567305

                                FOURTH SCHEDULE

                                 (the Property)

B. LEASEHOLD
   ---------

       Short description of property and                    Title number
       ---------------------------------                    ------------
       particulars and term of lease
       -----------------------------
1.   Woodbourne Clinic, 21 & 23 Woodbourne Rd,
     Edgbaston                                               WM299425

     Lease dated 7/10/83 and made between (1)
     The Right Honourable Lord Luke of
     Pavenham KCVO and others (2) Community
     Psychiatric Centers (London) for a term
     of 99 1/44 years from 24/6/1983


2.   3 Owls Road, Boscombe, Bournemouth                      DT233811

     Lease dated 28/2/96 and made between (1)
     Nuffield Nursing Homes Trust (2) Priory
     Hospitals Group Limited for a term of 999 years from 25/12/1995.


3.   Langside Priory Hospital, 38 Mansionhouse
     Road, Glasgow

     Lease constituted by missives dated
     24th and 28th June 1994 and made between
     (1) Sister Joseph Patrick Donovan and
     Others as Trustees within mentioned (2)
     Priory Hospitals Group Limited for a
     term of 25 years from 1 June 1994.

                                FOURTH SCHEDULE

                                 (the Property)



II UNREGISTERED TITLES
   -------------------

1.   Dialysis Unit, Rotherham District Council Hospital, Margate Road,
     Rotherham.

     There is no lease but the Company operates under a Management Agreement.

2. Department of Clinical & Quality Development, Unit 8, Shelley Farm, Ower, Romsey, SO51 6AS.

     Lease dated 17/10/95 and made between (1) E H Jewell and (2) Priory Hospitals Group Limited for a term of 5 years from 17/10/1995.

3. Priory Suite, Beardwood Hospital, Preston New Road, Blackburn, Lancashire, BB2 7AE.

     Lease dated 15/2/93 and made between (1) Great Northern Hospitals Ltd and
     (2) Priory Hospitals Group Ltd for a term of 5 years from 1/2/1993.

4. The Longridge Clinic, Samuel Hill House, Springfield Hospital, Glenburnie Road, London, SW17.

     Lease dated 11/5/95 and made between (1) The Secretary of State for Health (2) Care Continuums Limited and (3) Priory Hospitals Group Limited for a term commencing on 19/6/95 and terminating on 31/3/1997.

5.   3 Consulting Rooms, Bredon House, 321 Tettenhall Road, Wolverhampton.

     Lease dated 5/3/1993 and made between (1) Dr Nigel Smith and Dr David O'Connell and (2) Priory Hospitals Group Limited for a term of 5 years from 1/11/1991.

6. Room 12, Watton Place Clinic, Watton Place House, Watton at Store, Hertfordshire.

     Lease dated 10/6/1991 and made between (1) Dr James Newton and Dr David William Haslam and (2) Priory Hospitals Group Limited from 15th July 1991 to 31st December 1992 but the Company has remained in occupation.

7.   Hampden House, Didsbury, Manchester.

     Lease dated 3rd June 1996 and made between (1) R J Turley and I M Turley and (2) Priory Hospitals Group Limited for a term of 10 years from 3rd June 1996.

                                FOURTH SCHEDULE

                                 (the Property)



II UNREGISTERED TITLES
   -------------------

8.   Renal Unit, West Wales General Hospital, Caernarfon.

     Agreement for the provision of dialysis services dated 3rd April 1992 between (1) East Dyfed Health Authority and (2) Community Dialysis Services. The contract period is for five years from 3rd April 1992.

9.   Silkwood House, 18 Duhamel Place, Jersey.

     Agreement dated 16th February 1996 between (1) Hardcastle and Preston Limited (2) Counselling Services (CI) Limited and (3) Priory Hospitals Group Limited for a term of 9 years from 16th February 1996.

10.  Suite 2, Second Floor, 113 Cathedral Road, Pontcanna, Cardiff.

     Tenancy Agreement dated 12 October 1995 between (1) Cowdery and Morris Limited and (2) Heath House Priory Hospital. Tenancy at Will.

                                 FIFTH SCHEDULE

               (the representations, warranties and undertakings
                            referred to in Clause 6)

Information
- -----------

(1) The information set out in the Recitals and Schedules is true, complete (as to the matters addressed therein) and accurate in all respects.

Disclosure Letter
- -----------------

(2) The Disclosure Letter fairly discloses details of:-

      (a) all matters which are necessary to qualify the statements contained in this Schedule in order for such statements, when so qualified, to be fair, accurate and not misleading;

      (b) all assets used by the Company in connection with its business which are held under leasing, hire or hire purchase agreements, agreements for payment on deferred terms, conditional sale agreements, rental agreements or any similar agreements or arrangements.

Memorandum and Articles
- -----------------------

(3) The copy of the Memorandum and Articles of Association of the Company which has been made available to the Purchaser's Solicitors is accurate and complete in all respects as at the date of this Agreement and sets out all rights attaching to each class of the share capital of the Company, and the register of members and other statutory books of the Company have been properly kept and contain a true, accurate and complete record of the matters which should be dealt with therein and no notice or allegation that any of the same is incorrect or should be rectified has been received.

Returns to the Registrar and elective resolutions
- -------------------------------------------------

(4) (a) All returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies by the Company have been correctly and properly prepared and so filed or delivered within the time limits specified by the Companies Act 1985, and all such documents are now recorded on the Company's file at Companies House by the Registrar of Companies.

    (b) The Company has not passed any elective resolutions.

Shares unencumbered
- -------------------

(5) The Shares constitute the whole of the authorised and issued share capital of the Company and there is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting the Shares or the issued or unissued share capital of the Company and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing and the Shareholder is the beneficial owner free from encumbrances of all the Shares and is entitled to sell and transfer the full legal and beneficial ownership in the Shares to the Purchaser on the terms set out in this Agreement.

No lien or call on Shares
- -------------------------

(6) The Company has not exercised or claimed or purported to exercise or claim any lien over any of the Shares and no call on any of the Shares is outstanding.

Subsidiaries
- ------------

(7) The Company:-

    (a) has not, and has not since its incorporation had, any subsidiary or subsidiary undertaking other than the Subsidiaries;

      (b) is, or a Subsidiary is, the beneficial owner free from all charges, liens, encumbrances, equities and claims whatsoever of the whole of the issued share capital of each of the Subsidiaries and such share capital is in each case issued fully paid or credited as fully paid;
      (c) has not since its incorporation been a subsidiary or subsidiary undertaking of any other company nor been a member of any partnership or unincorporated company or association nor does the Company have any branch, agency or permanent establishment outside the United Kingdom;
      (d) has not made, and has had no cause to make, any warranty or indemnity claim in respect of the acquisition of shares in, or the business of, any of the Subsidiaries.

Application of Warranties to Subsidiaries
- -----------------------------------------

(8) Each of the statements set out in the other paragraphs of this Schedule (except paragraphs (7)(a) to (c) inclusive and (10) to (18)) would remain fair, accurate and not misleading if the references in those paragraphs to the Company were replaced by references to each of the Subsidiaries and as if references in paragraphs (5) and (6) to the Shares were references to the issued shares of the Subsidiaries owned by Group Companies as referred to in the Third Schedule.

Redemption of Shares and capitalisation of profits
- --------------------------------------------------

(9)   The Company has not at any time:-

      (a) repaid or agreed to repay or redeem any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof; or

      (b) capitalised or agreed to capitalise, in the form of shares or debentures or other securities or in paying up any amounts unpaid on any shares, debentures or other securities, any profits or reserves of any class or description or passed or agreed to pass any resolution to do so.

Accounts
- --------

(10) (a) The Accounts disclose a true and fair view as at the Accounts Date of the state of affairs and position of the companies to which they relate, both individually and as a group, and of their results for the accounting period ended on the Accounts Date.

      (b) The Accounts were prepared on a proper and consistent basis in accordance with the books of account of the Company and the Subsidiaries and generally accepted and adopted United Kingdom accounting principles and financial reporting standards for companies carrying on similar businesses and in accordance with the requirements of all relevant statutes.

      (c) Proper and, so far as the Vendor is aware, adequate reserves and provisions have been made in the Accounts for bad and doubtful debts, old, depreciated and unsaleable stock, non-chargeable work in progress, depreciation on fixed assets, taxation and deferred taxation as at the Accounts Date.

      (d) The Accounts are not affected by any unusual or non-recurring items.

(11) As at the Accounts Date there were no liabilities of the Company or of the Subsidiaries known, actual or contingent (including financial lease commitments, pension liabilities, contingent liabilities to customers and contingent liabilities for taxation) which were not disclosed or provided for in the Accounts.

(12) The value attributed to work in progress in the Accounts does not exceed the lower of cost or net realisable value at the Accounts Date and has since been charged to customers.

Books of account and records
- ----------------------------

(13) The books of account and records of the Company and of each of the Subsidiaries have for the period of six years prior to the Completion Date (during which period there has been no change in any methods or bases of valuation or accountancy treatment applied to or reflected in such books and records) been kept on a proper and consistent basis, are up-to-date, are in the possession of the companies to which they relate and contain true, complete and accurate records of the business and activities of the Company and of the respective Subsidiaries and of all matters required to be entered therein by the Companies Act 1985 and the Companies Acts 1948 to 1983 then and from time to time in force.

Book debts
- ----------

(14) The provision for book debts owing to the Company and to each of the Subsidiaries shown in the Management Accounts is proper in accordance with UK generally accepted accounting principles.

No transfer from deferred taxation
- ----------------------------------

(15) No transfer from any provision against deferred taxation to distributable reserves has been made by the Company or by any of the Subsidiaries pursuant to or in accordance with the recommendations of the Accounting Standards Committee or otherwise.

Professional expenses
- ---------------------

(16) The expenses in respect of legal and other professional charges and auditors' remuneration reflected in the Accounts have all been properly incurred in the normal course of business and do not relate to advice given or the preparation of figures or documentation supplied in connection with the sale and purchase of the Company or of the Subsidiaries.

Events since Accounts Date
- --------------------------

(17)  Since the Accounts Date:-

      (a) there has been no material adverse change in the financial and trading position and prospects and the nature of the business of the Company or any of the Subsidiaries;

      (b) there has been no material change in the assets and liabilities shown in the Accounts nor has the net asset position of the Company or of each of the Subsidiaries deteriorated by comparison with such position at the Accounts Date;

      (c) there has not been any acquisition or disposal by the Company or by any of the Subsidiaries of fixed or capital assets or any agreement to effect the same;

      (d) there has not been any creation of liabilities (other than in the ordinary course of business);

      (e) no dividend or distribution has been declared, made or paid by the Company or by any of the Subsidiaries and no payment has been made which could be deemed a distribution within the meaning of the Taxes Act;

      (f) no disposal or deemed disposal which might give rise to a liability for corporation tax on chargeable gains has been made by the Company or by any of the Subsidiaries;

      (g) there has been no capitalisation of reserves or creation or issue of any share or loan capital by the Company or by any of the Subsidiaries;

      (h) the business of the Company and of each of the Subsidiaries has been carried on in the ordinary and usual course and in the same manner (including nature and scope) as immediately before the Accounts Date;

      (i) otherwise than in the ordinary course of business neither the Company nor any of the Subsidiaries has disposed of or parted with possession of any of its property or assets or made any payment;

      (j) no fixed assets have been written up by the Company or by any of the Subsidiaries;

      (k) no debts have been written off, deferred or subordinated or have proved to any extent irrecoverable and no debtor has been released by the Company or by any of the Subsidiaries on terms that he pays less than the book value of his debt;

      (l) no contract has been entered into by the Company or by any of the Subsidiaries involving expenditure by them on capital account;

      (m) the remuneration (including bonuses) payable to any of the directors or employees of the Company or of any of the Subsidiaries has not been increased nor has any obligation been assumed to increase any such remuneration at any future date with or without retrospective effect;

      (n) no event has occurred which would entitle any third party to terminate any contract or any benefit enjoyed by the Company or by any of the Subsidiaries or call in any money before the normal due date therefor;

      (o) no legal or other professional charges relating to advice given or the preparation of figures or documentation supplied in connection with the sale and purchase of the Company and of the

          Subsidiaries or this Agreement have been charged to or paid by the Company or the Subsidiaries;

      (p) nothing has occurred which would or might affect the adequacy of the reserves or provisions referred to in paragraph 10(c) of this Schedule;

      (q) no management fee or other charge has been made against the Company or any Subsidiary by the Vendor or any subsidiary of the Vendor (other than the Company or any Subsidiary).

Management Accounts
- -------------------

(18) The Management Accounts have been prepared on a prudent basis and on a basis consistent with previous management accounts and the Management Accounts fairly state the assets, liabilities and position of the Company and the Subsidiaries at the Management Accounts Date and their results for the period ended on such date.

Ownership of assets
- -------------------

(19) (a) All the assets of the Company, excluding the Property and those assets listed in the Disclosure Letter pursuant to paragraph 2(b) of this Schedule, but including all books debts owed to the Company and all other assets used in connection with the business of the Company, are the absolute property of the Company and are in the possession or under the control of the Company and the Company has a good title thereto and all such assets are held by the Company free from any mortgage, charge, lien, bill of sale or other encumbrance, and from any agreement to grant any of the same, and are not the subject of any assignment, royalty, factoring arrangement, leasing, hire or hire purchase agreement, agreement for payment on deferred terms, conditional sale agreement, rental agreement or any similar agreement or arrangement; and the assets listed in the

          Disclosure Letter pursuant to paragraph 2(b) of this Schedule are in the possession or under the control of the Company in accordance with the agreements or arrangements under which they are held.

      (b) The plant, machinery, office equipment and vehicles used by the Company are, subject to fair wear and tear, in good repair, serviceable and comply with any applicable legal requirement or restriction, and the vehicles are duly licensed and suitable for the purposes for which they are used.

Indebtedness
- ------------

(20) There is no indebtedness of the Company to the Vendor or to any of R. Conte, W. Simpson or D. Wakefield or to any person connected with any of them.

(21) The Company has no outstanding loan capital nor, except in the normal course of business, has it borrowed any money or incurred any indebtedness which it has not repaid or satisfied nor has it lent any money which has not been repaid to it nor does it own the benefit of any debt (whether present or future).

Bank accounts
- -------------

(22) A statement of the bank accounts of the Company and the credit or debit balances thereon at close of business on the business day preceding by no more than three business days the date of this Agreement which have been supplied to the Purchaser are true and correct, there are no other bank or deposit accounts of the Company (whether in credit or overdrawn) not included in such statement and since such statement there have been no payments out of any such accounts other than in the ordinary course of business and the present balances on such accounts are not now substantially different from the balances shown on such statement.

Insurances
- ----------

(23) (a) All the assets of the Company of an insurable nature and all of those assets listed in the Disclosure Letter pursuant to paragraph 2(b) of this Schedule which the Company has undertaken to insure are, and at all material times have been, adequately insured for the full replacement or reinstatement value thereof in the name of the Company against fire and all other risks usually insured against by companies with the same assets or carrying on the same or a similar business.

      (b) The Company is now, and at all material times has been, adequately insured against accident, damage, injury, third party loss loss of profits and all other risks usually insured against by companies carrying on the same or a similar business.

      (c) Full details of all insurance policies maintained by the Company have been disclosed to the Purchaser; the Company has not done or omitted to do any act or thing which might render any of such insurances void or voidable; no claims under such insurances are outstanding and so far as the Vendor is aware nothing has occurred to give rise to any such claim.

Litigation
- ----------

(24) The Disclosure Letter lists those debts which have been referred to solicitors or any debt collection agency as at 18th June 1996 before the Completion Date. Otherwise than in respect of debts referred to solicitors or any debt collection agency and claims arising in the normal course of business covered by insurance (particulars of which claims have been disclosed in the Disclosure Letter) the Company is not engaged nor has it been engaged since the Accounts Date in any proceedings, litigation, arbitration or prosecution (whether as plaintiff or defendant or otherwise) and except as aforesaid:-

      (a) no legal or other proceedings are threatened or anticipated by or against the Company; and

      (b) to the best of the knowledge, information and belief of the Vendor, there are no circumstances likely to lead to any such proceedings, or to any payment in anticipation of such proceedings, and there are no circumstances that are likely to give rise to proceedings of any character against any director or employee or ex-director or ex-employee of the Company in respect of any acts or defaults for which the Company might be vicariously liable.

(25)  There are no unsatisfied judgments against the Company.

Taxation
- --------

      Compliance, filing and payment obligations
      ------------------------------------------

(26) (a) The Company has made or caused to be made within the permitted time limits all proper returns (including notices, computations and registrations required to be made) and all relevant information has been supplied to the Inland Revenue and Customs and Excise Commissioners in respect of taxation for all periods up to and including the date hereof and all such returns and information are true and accurate and there is no dispute or question nor is the Vendor aware of any contemplated at the date hereof with the said authorities with regard to liability (actual or contingent) assessable on the Company at the date of this Agreement.

      (b) There are set out in the Disclosure Letter full details of all matters in respect of which the Company has, or at Completion will have, an outstanding entitlement to make any appeal

          (including a further appeal) against any assessment to taxation or to make any application for the postponement of the payment of any taxation.

(27) (a) All taxation due and payable by the Company up to Completion has been paid by the Company within the designated time periods and no such payment remains outstanding at Completion.

     (b) The Company has not within the six years prior to Completion paid or become liable to pay any fine, penalty surcharge or interest in relation to taxation.

     (c) The Company is not and has not been the subject of a back duty investigation, PAYE, P11D or VAT audit by the Inland Revenue Special Office, Special Investigations Section, Enquiry Branch, PAYE Audit Team, Customs and Excise Commissioners or otherwise and there are no facts which are likely to cause any such investigation to be instituted or which such an investigation would disclose so as to cause additional taxation liabilities to fall upon the Company.

PAYE and National Insurance and Employee Benefits
- -------------------------------------------------

(28) (a) The Company has properly operated the PAYE and national insurance systems making such deductions as are required by law from all payments made to or treated as made to employees or ex-employees of the Company and sums payable to the Inland Revenue have been so paid. All forms P11D and P9D due for submission prior to the date hereof have been completed and submitted.

     (b) The Company has obtained clearances from the Inland Revenue in respect of all freelance workers and consultants to whom payment has been made without deducting PAYE.

     (c) The Company has complied fully with all reporting requirements and proper records have been maintained, relating to all payments and benefits made or provided, or treated as made or provided to its directors, employees or officers or former directors, employees or officers.

     (d) The Company has complied fully with its obligations under the provisions of sections 136(6) and 139(5) ICTA and section 85 FA 1988.

     (e) The Disclosure Letter contains full details of all share option schemes and profit sharing schemes established by the Company whether approved by the Inland Revenue under the provisions of Schedule 9 ICTA or otherwise.

     (f) The Company has not established a qualifying employee share ownership trust within the meaning of section 74 and Schedule 5 FA 1989 and no chargeable event within the meaning of section 69 FA 1989 has occurred.

     (g) The Disclosure Letter contains full details of all profit-related pay schemes providing for the payment to any employee of the Company of emoluments calculated by reference to profits, which have ever been registered under Chapter III Part V ICTA.

Chargeable gains
- ----------------

(29) (a) No assets of the Company have been acquired or disposed of except by way of bargain at arm's length;

     (b) No chargeable gain would arise on the sale at the value attributed to it in the Accounts of any asset which is a chargeable asset for the purposes of taxation;

     (c) The Company has not been a party to or involved in or connected with any disposal of assets within the meaning of section 29 of the TCGA, or any scheme or arrangements such as are mentioned in section 30 of the TCGA;

     (d) The Company has sufficient records to calculate the liability to taxation or relief arising on the disposal of any fixed asset where any gain on such disposal would be a chargeable gain for tax purposes;

     (e) The Company has not in the last six years carried out or been involved in or connected with any reorganisation of its share capital or scheme of reconstruction or amalgamation involving the issue of securities whether or not (by virtue of section 126 or 136 TCGA) section 127 TCGA applied to such reorganisation or scheme of reconstruction or amalgamation;

     (f) The Company has not in the last six years carried out or been involved in or connected with any scheme of reconstruction or amalgamation involving a transfer of business assets whether or not section 139 TCGA applied to the transfer;

     (g) The Company has not made an election under paragraph 4 Schedule 2 of the TCGA and no asset owned by the Company is subject to a deemed disposal and re-acquisition under paragraph 16, 19 or 20 Schedule 2 of the TCGA;

     (h) The Company has not made an election under section 35(5) TCGA nor has the Company made its first relevant disposal for the purposes of section 35(6) TCGA;

     (i) The Company has not in the last six years transferred a trade carried on by it outside the United Kingdom through a branch or agency in circumstances such that a chargeable gain could be deemed to arise at a date after such transfer under section 140 TCGA;

(30) No claim has been made, nor is the Company entitled to make any claim, under any of the following provisions which would affect or be relevant to the chargeable gain or allowable loss which would arise on a disposal by the Company of any of its assets:-

      Section 247 of the TCGA (roll-over relief on compulsory acquisition)
      Section 152 of the TCGA (roll-over relief)
      Section 165 of the TCGA (relief for gifts of business assets)
      Section 175 of the TCGA (replacement of business assets by members of a group)
      Section 35(5) of the TCGA (assets held at 31 March 1982)
      Schedule 4 to the TCGA (deferred charges on gains before 31 March 1982).

(31)  No claim has been made under any of the following provisions:-
      Section 279 of the TCGA (foreign assets: delayed remittances)
      Section 161 of the TCGA (appropriations to and from stock)
      Section 162 of the TCGA (roll-over relief on transfer of business).

(32) The Company has not received or made any capital distributions to which the provisions of Section 189 of the TCGA (capital distribution of chargeable gains; recovery of tax from shareholder) could apply.

Distributions and payments by the Company
- -----------------------------------------

(33) (a) No actual or deemed distribution has been declared or made by the Company within the meaning of any of the following Sections of the Taxes Act:-

         Section 209 (meaning of "distribution")
         Section 210 (bonus issue following repayment of share capital)
         Section 211 (matters to be treated or not to be treated as repayment of share capital).

     (b) The Company has not issued any share capital to which the provisions of Section 249 of the Taxes Act (stock dividends treated as income) could apply nor does it own any such share capital.

(34) (a) All sums representing income tax required to be deducted from payments made or deemed to have been made by the Company prior to the date hereof have been deducted from all such payments and have been paid to the Inland Revenue, including (but without limitation to the generality of the foregoing) payments under or subject to any of the following provisions of the Taxes Act:-

            Section 43 (non-residents)

            Section 349 (payments not out of profits or gains brought into charge to income tax, etc.)

            Section 350 (charge to tax where payments made under Section 349)

            Chapter I of Part XIII (Intellectual Property)

            Chapter III of Part XIII (Entertainers and Sportsmen)

            Chapter IV of Part XIII (Sub-contractors in the Construction Industry).

      (b) The Company has not received any notice under Section 23 of the Taxes Act (collection from lessees and agents).

(35) (a) The Company has not elected that any dividend it has paid be treated as a foreign income dividend as described in Chapter VI Part VI ICTA.

     (b) The Company has not paid any dividend to which section 246T ICTA has applied.

Capital allowances
- ------------------

(36) In the case of each asset of the Company which qualifies or has qualified for capital allowances, the tax written down value of such asset as at the Accounts Date is not less than the book value of the asset at that date.

Available losses
- ----------------
(37) The Company has no trading losses and no capital losses available to be carried forward at the date hereof.

Groups
- ------

(38) (a) In the last six years the Company has at no time surrendered or claimed or agreed to surrender or claim any amount by way of group relief, and has at no time received or agreed to receive the surrender of any amount by way of group relief, under the provisions of Part X of Chapter IV of the Taxes Act (group relief).

     (b) In the last six years the Company has at no time surrendered or claimed or agreed to surrender or claim any amount of advance corporation tax, and has at no time received or agreed to receive the surrender of any amount of advance corporation tax, under the provisions of Section 240 of the Taxes Act (set off of company's surplus ACT against subsidiary's liability to corporation tax).

     (c) No tax is or may become payable by the Company pursuant to Section 190 of the TCGA (tax on one member of group recoverable from another member) or Sections 178 or 179 of the TCGA (company ceasing to be a member of a group) in respect of any chargeable gain which accrued or will accrue prior to Completion and the Company has at no time within the six years ending on the date hereof transferred any assets other than trading stock to any company which at the time of disposal was a member of the same group (as defined in Section 170 of the TCGA (groups of companies: definitions)).

     (d) None of the assets which were acquired by the Company in the six years ending on the date hereof was acquired from any company which at the time of the acquisition was a member of the same group (as defined in the said Section 170 of the TCGA).

     (e) The Company has not made any elections under Section 247 of the Taxes Act (dividends etc paid by one member of a group to another) and the Company has not paid any dividend without paying advance corporation tax in respect thereof and has not made any payments without deduction of tax in the circumstances specified in sub-section (6) of the said
          Section 247.

     (f) In relation to Section 178 and 179 of the TCGA (company ceasing to be member of a group), the Company has not at any time ceased to be a member of a group of companies.

Close companies
- ---------------

(39) The Company is not, nor has it been in respect of any accounting period ended within six years prior to the date of this Agreement, a close company within Section 414 of the Taxes Act (close companies).

Stamp duty and stamp duty reserve tax
- -------------------------------------

(40) The Company has complied with all its obligations in respect of stamp duty and stamp duty reserve tax and all documents which are in the possession of or under the control of the Company, or in the enforcement of which the Company may be interested, or to which the Company is a party, have been properly stamped to the extent that they attract stamp duty in the United Kingdom or elsewhere.

(41) No relief or exemption granted to the Company under Section 55 of the Finance Act 1927 (relief from capital and transfer stamp duty in case of reconstructions and amalgamations of companies) or Section 42 of the Finance Act 1930 (relief from transfer stamp duty in case of transfer of property as between associated companies) or Section 47 (stamp duty on documents relating to chargeable transaction of capital companies) of and part III of Schedule 19 to the Finance Act 1973 has become liable to forfeiture.

Value added tax
- ---------------

(42) (a) The Company has complied with all its VAT obligations and in particular (but without prejudice to the generality of the foregoing) has duly paid or provided for all amounts of VAT for which the Company is liable and has maintained, complete, correct and up-to-date records, invoices and other supporting documents.

     (b) The Company is not and has not been a member of any group of companies for VAT purposes and no act or transaction has been effected in consequence whereof the Company is or may be held liable for any VAT calculated by reference to the supply of goods or services by any other company.

     (c) The Company is not a party to (nor does it enjoy the benefit of) any contract which contains any provision excluding the adjustment of the consideration therein on changes in tax under Section 89 of the VATA.

(43) (a) In this paragraph references to "Schedule 9" and "Schedule 10" are references to those Schedules to the VATA and reference to "election to waive exemption" is a reference to an election under paragraph 2 of
          Schedule 10.

     (b)  (i)   The Company has not at any time made an election to waive
                exemption in relation to any land or interest in land.

          (ii) The Company is not, and never has been, a "relevant associate" (as defined in paragraph 3 of Schedule 10) in relation to a body corporate by which an election to waive exemption has been made in relation to any land or interest in land.

     (c) No building and no civil engineering work comprised in or forming part of the Property is at the date hereof a building or a civil engineering work "which has not been completed" or "a new building" or "a new civil engineering work" within the meaning of Group 1 of
          Schedule 9.

Anti-avoidance
- --------------

(44) (a) The Company has not entered into or been a party to any transactions schemes or arrangements the sole or main purpose of which is or was for the purpose of avoiding taxation.

     (b) The Company has not been a party to or otherwise involved in any transaction, scheme or arrangement to which any of the following provisions have been or could be applied other than transactions in respect of which all necessary clearances have been obtained on the basis of full and accurate disclosure to the Inland Revenue and/or the Special Commissioners of all material facts and considerations relating thereto:-

          Section 139 of the TCGA (reconstruction or amalgamation involving transfer of business)

          Sections 213 to 218 of the Taxes Act (demergers)

          Sections 219 to 229 of the Taxes Act (purchase of own shares)

          Sections 703 to 709 of the Taxes Act (cancellation of tax advantages from certain transactions in securities)

          Section 776 of the Taxes Act (transactions in land; taxation of capital gains)

          Sections 135 to 138 of the TCGA (company reconstructions and amalgamations).

Inheritance tax
- ---------------

(45) (a) There is no outstanding Inland Revenue charge under Section 237 of the IHTA (imposition of charge) over the assets of or the shares in the Company.

     (b) No person has by virtue of Section 212 of the IHTA (powers to raise tax) any power of sale, mortgage or charge in respect of any share in or asset of the Company.

     (c) The Company has not made any transfer within Section 94 of the IHTA (charge on participators) which has given rise or could give rise to a liability on the Company under Section 202 of the IHTA (close companies).

Miscellaneous
- -------------

(46) (a) No claim has been made or is entitled to be made by the Company under either Section 584 (relief for unremittable overseas income) or
          Section 585 (relief from tax on delayed remittances) of the Taxes Act.

     (b) The Company is and has at all times been resident in the United Kingdom for the purposes of all taxation matters.

Claims and liabilities
- ----------------------

(47) At the date hereof save as provided in the Accounts or the Management Accounts there are outstanding no liabilities (except in the ordinary course of business) or claims against the Company nor, so far as the Vendor is aware, are there any deficiencies or defects which may result in claims being made against the Company in relation to any services (other than insurance claims disclosed in the Disclosure Letter) for which the Company has been or is or may be or become liable or responsible in the course of its business and, without prejudice to the generality of the foregoing, no dispute exists between the Company and any customer or client nor, so far as the Vendor is aware, are there any circumstances which may give rise to any such dispute.

Trading contracts
- -----------------

(48)  There is not outstanding:-

      (a) any agreement or arrangement between the Company and a supplier or customer of the Company who accounts for more than ten per cent of the turnover or expenditure of the Company and the Subsidiaries in aggregate;

      (b) any agreement or arrangement between the Company and any holding company of the Company or any other subsidiary of such a holding company;

      (c) any agreement or arrangement entered into by the Company otherwise than by way of bargain at arm's length;

      (d) any agreement or arrangement whereby any assets owned or used by the Company are subject to an option or similar arrangement for their sale or purchase;

      (e) any agreement or arrangement which requires or may require, or which restricts in any way, the issue of shares in the Company or the issue of a debenture by the Company;

      (f) any joint venture, consortium, partnership or profit sharing agreement or arrangement to which the Company is a party;

      (g) any guarantee, indemnity or undertaking given by the Company to procure the solvency of any person or otherwise to meet the liabilities of any third party;

      (h) any agreement restricting the freedom of the Company to provide and take goods and services to and from such persons as it may from time to time think fit.

(49) There are no agency or management agreements which have been entered into by the Company.

(50) The Vendor has no knowledge, of the invalidity of or grounds for rescission, avoidance or repudiation of any agreement to which the

      Company is a party and the Company has not received notice of any intention to terminate any such agreement.

(51) So far as the Vendor is aware, no party to any contract in which the Company is interested (whether as a contracting party or otherwise) is in material breach thereof.

(52) The Company has outstanding no bids or tenders or sales or service proposals made otherwise than in the ordinary course of business or which, if accepted, would be likely to result in a loss on completion or performance.

Product Guarantees, retention of title
- --------------------------------------

(53) The Company has not given any guarantee or warranty or made any representation in respect of services supplied or contracted to be supplied by it save for any guarantee or warranty implied by law; nor (save as aforesaid) has the Company accepted any liability or obligation in respect of any services that would apply after any such services have been supplied by it; nor does the Company in the course of its business acquire or dispose of any goods or receive or supply services on terms whereby title in such goods or the subject matter of such services (or the proceeds of resale thereof) is reserved to the vendor thereof.

Employment and Consultancy
- --------------------------

(54)  (a)  Details of all remuneration and other benefits payable to each officer of the Company and of each employee of the Company whose remuneration exceeds (Pounds)15,000 per annum or whose period of notice exceeds three months and the main terms of employment thereof are set out in the Disclosure Letter and no officer or employee has given notice or is under notice of dismissal and no amounts are due to or in respect of any former officer or employee and there are outstanding no arrears of salary, wages, holiday pay or other remuneration and no current or former director, officer or employee of the Company has any claim or prospective claim against the Company for compensation for loss of office or arising out of the termination of his office or employment or otherwise howsoever.

      (b) The Company has not entered into any recognition agreement with a trade union nor has it done any act which might be construed as recognition of a trade union.

      (c) So far as the Vendor is aware, material details of the remuneration and other benefits payable to and the main terms of appointment of each Consultant of the Company are set out in the Disclosure Letter.

Pensions
- --------

(55) (a) Save under the Pension Schemes and the Individual Pension Arrangements there is not in existence, and no proposal has been announced to establish, any retirement, death or disability benefit scheme for present or former officers or employees nor any obligation to or in respect of present or former officers or employees or the dependants of any such person with regard to retirement, death or disability pursuant to which any of the Group Companies is or may become liable to make payment and no pension or retirement or sickness gratuity is currently being paid or has been promised by any of the Group Companies in respect of any former officer or former employee or a dependant of any such person.

      (b) Each of the Pension Schemes is Contracted-in to the State Earnings-Related Pension Scheme (apart from the Teachers' Superannuation Scheme which is contracted-out), and is an exempt approved scheme within the meaning of Section 592(1) ICTA, and there is no reason why such exempt approval may be withdrawn.

      (c) All contributions, premiums and any other financial expenditure for which any of the Group Companies are responsible in relation to the Pension Schemes and the Individual Pension Arrangements have been duly paid.

      (d) Save for those members listed in the Schedule under item (56) of Volume 84 (Pensions) of the agreed bundle attached to the Disclosure Letter, all benefits for classes of members (including deferred pensioners, pensioners and dependants or other contingent beneficiaries) under the Paid-Up Schemes are fully secured and can be fully met from the assets held by each of the Paid-Up Schemes and none of the Group Companies have any further financial liability whatsoever in relation to any of them.

      (e) The records of each of the Pension Schemes have been maintained by the insurance company with which each Pension Scheme is invested. All information necessary for the maintenance of the records and the calculation of benefit for each of the Pension Schemes has been provided to the relevant insurance company.

      (f) All benefits payable under the Pension Schemes on the death of a member are at the date of Completion either fully insured with insurance companies or funded in accordance with the actuarial valuation reports disclosed.

      (g) No current or former employees or officers (whether living or deceased) of any of the Group Companies have at any time in the two years preceding the date of Completion been excluded or prevented from participating in any of the Pension Schemes on the grounds of part-time employment, marital status or otherwise where such exclusion constitutes discrimination in breach of Article 119 of the Treaty of Rome.

      (h) The only employees or former employees who are subject to the provision of a guaranteed minimum level of defined benefits in accordance with the full terms of their previous membership of the Priory, Roehampton Limited Cash Benefit Scheme are fully listed in the schedule attached under item 56 of Volume 84 (Pensions) of the agreed bundle attached to the Disclosure Letter and their personal details appearing on such schedule are complete and accurate.

Real Property
- -------------

(56) (a) The Property comprises all of the property owned, used or occupied by the Company or in which the Company has any interest.

      (b) The Vendor has to the best of its knowledge information or belief provided to the Vendor's Solicitors all the information relating to the Property that ought properly to be taken into account in the preparation of the Certificates of Title.

      (c) To the best of the Vendor's knowledge information or belief the Certificates of Title are true and accurate in all respects.

Environmental matters
- ---------------------
(57) (a)  In this paragraph the following words have the following meanings:

          "Environment": air (including, without limitation, that within buildings or natural or man-made structures, whether above or below ground), water (including, without limitation, inland waters and ground water as defined in Section 103(d) of the Water Act 1989) and land (including, without limitation, soil and river beds under any water as described above, surface land and sub-surface land);

          "Environmental Agency": any regulatory or enforcement body in respect of any Relevant Law including (without limitation) any

          Waste Regulation Authority, Waste Disposal Authority, Waste Management Authority, Sewerage Undertaker, Land Drainage Authority, Drainage Authority or Local Authority, Her Majesty's Inspectorate of Pollution, the National Rivers Authority and the Health and Safety Executive;

          "Environmental Audit": any survey, inspection, audit, test or examination, whether carried out by an Environmental Agency or otherwise, carried out for the purpose of assessing or demonstrating compliance with the terms of any Relevant Law or of any Permit or assessing the extent to which any of the Property or any neighbouring property has been contaminated by any Hazardous Substance;

          "Hazardous Substance": controlled waste and/or any substance which alone or in combination with any other substance is hazardous, toxic, radioactive, explosive or capable of polluting the Environment or causing harm to human health or to the health of any living organism;

          "Permit": any consent, approval, authorisation, exemption, filing requirement, licence, order, permission, recording or registration required as at today's date (and references to obtaining Permits shall be construed accordingly);

          "Relevant Law": a requirement of or duty imposed by any of the following as at today's date:

          the common law; United Kingdom legislation and subordinate or delegated legislation; a judgement, order or award of any court; European Community regulations or directives having the force of law in the United Kingdom;

          which in any case relates to the protection of the Environment, the control of discharges or emissions, the prevention of harm to human health or to the health of any living organism, or to the storage, disposal, handling or transport of any Hazardous Substance.

      (b) The Company has complied with all Relevant Laws and obtained all Permits required by all Relevant Laws in relation to the conduct of its business and its use of the Property and has complied with the terms and conditions of all such Permits.

      (c) No allegation or claim of any violation or failure to comply with the requirements of any Relevant Law, or of any Permit, has been received by the Company and there are no circumstances which might give rise to such a claim.

      (d) Neither the Company nor the Property has been the subject of any Environmental Audit.

      (e) As far as the Vendor is aware all underground storage tanks which contain or have contained any Hazardous Substance are, and have at all relevant times been, fit for the purpose of Containing the substances which they are containing or have contained.

      (f) The Purchaser or its representatives have been supplied with the following information in the Company's possession or control:-

          (i)    notices to or from any Environmental Agency;

          (ii)   all correspondence with any Environmental Agency;

          (iii) any report whether prepared on behalf of the Company or for a third party (but which is in the Company's possession or under its control), resulting from any Environmental Audit in connection with the Company's business or the Property, and all correspondence and documentation relating to such a report;

          (iv) all Permits and details of appeals (whether current or pending) and all correspondence and memoranda relating to environmental, planning and health and safety matters;

          (v) details of all litigation files, including administrative proceedings in connection with any governmental or local authority requirements, affecting the Company's business or the Property;

          (vi) all information concerned with the position, testing and age of underground storage tanks;

          (vii) details of any remedial measures taken or being taken to prevent, reduce, mitigate or clean up any pollution of the Environment deriving from any of the Property or from the Company's business; and

          (viii) details of all spillages of any Hazardous Substances upon any of the Property which might give rise to a breach of any Relevant Law or a failure to comply with the requirements of any Permit.

     (g) The Company has not deposited, caused or permitted to be deposited or caused pollution, contamination, release, discharge or emission of any Hazardous Substance other than in accordance with a current valid Permit.

Documents and information
- -------------------------

(58) (a) All documents which are necessary to establish the title of the Company to its assets are in the possession of or under the control of the Company.

     (b) All documents required to be retained for a minimum period for the purposes of taxation or the Companies Act 1985 have been retained and are in the possession or under the control of the Company.

      (c) The Company is registered under the Data Protection Act 1984 in respect of its business as a data user who also carries on a computer bureau and both the Company and its officers have complied in all respects with their obligations under that Act. No requests have been received under Part III of that Act for the disclosure of information held by the Company.

Powers of attorney etc
- ----------------------

(59) The Company has not given any power of attorney or any other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment or to do anything on its behalf (other than any authority of employees to enter into routine trading contracts in the normal course of their duties).

Licences etc
- ------------

(60) All licences, consents and other permissions and approvals necessary for the carrying on of the Company's business and activities have been duly obtained on a permanent and unconditional basis and are in full force and effect and all reports, returns and other information required to be made or given in respect thereof have been duly made or given and so far as the Vendor is aware there are no circumstances which indicate that any of such licences, consents and permissions are likely to be revoked or not renewed (if necessary) in the ordinary course and the Company is not restricted by contract from carrying on any activity in any part of the world.

Industrial Property Rights
- --------------------------

(61) (a) All the Industrial Property used or required by the Company in connection with its business is in full force and effect and vested in and beneficially owned by it.

      (b) The Company is the sole beneficial owner of the Industrial Property disclosed in the Disclosure Letter and (where such property is capable of registration) the registered proprietor thereof and (save for copyrights) owns no other Industrial Property and save as may appear from the Industrial Property Agreements disclosed in the Disclosure Letter no person has been authorised to make any use whatsoever of any Industrial Property owned by the Company and the Company has not disclosed or permitted to be disclosed or undertaken or arranged to disclose to any person other than the Purchaser any of its knowhow, trade secrets, confidential information, price lists or lists of customers or suppliers save in the ordinary course of its business.

      (c) Save for the Industrial Property disclosed in the Disclosure Letter and the Industrial Property Agreements, the Company does not require any Industrial Property or rights under Industrial Property Agreements for any of the operations of any of its businesses as presently carried on and none of such operations infringes any right of any other person relating to Industrial Property or involves the unlicensed use of confidential information disclosed to the Company by any person in circumstances which might entitle that person to a claim against the Company and none of the Industrial Property disclosed in the Disclosure Letter is being used, claimed, opposed or attacked by any person nor has any claim been settled by the giving of undertakings which remain in force.

      (d) The operations of the businesses of the Company (and of any licensee under a licence granted by the Company) as presently carried on do not and are not likely to give rise to a liability to pay a royalty or any sum in the nature of a royalty or to a liability to pay compensation pursuant to Sections 40 and 41 of the Patents Act 1977.

      (e) The Vendor is not aware of any infringement by any third party of any of the Industrial Property disclosed in the Disclosure Letter.

      (f) The Company is not party to any secrecy agreement or agreement which may restrict the use or disclosure of information.

      (g) Confidential information and knowhow used or required by the Company is kept strictly confidential and the Company has operated and complied with procedures which maintain such confidentiality. The Vendor is not aware of any such confidentiality having been breached.

      (h) All application and renewal fees, costs and charges relating to the Industrial Property disclosed in the Disclosure Letter have been duly paid on time and no act has been done or omission permitted by the Company whereby such Industrial Property or any of it has ceased or might cease to be valid and enforceable.

      (i) The Industrial Property Agreements disclosed in the Disclosure Letter are all the Industrial Property Agreements to which the Company is a party and all of them are valid and binding and there has not been any material default (or any event which with notice or lapse of time or both would constitute a material default) under any of them by the Company or by any other party thereto.

Insolvency
- ----------

(62) No receiver, administrator or administrative receiver has been appointed of the whole or any part of the assets or undertaking of the Company.

(63) The Company is not in liquidation, is not the subject of a voluntary arrangement or administration order and is not in receivership and no order, petition, application, proceeding, meeting or resolution has been made, presented, brought, called or passed for any of those purposes.

(64) The Company has not stopped payment nor is it insolvent nor is it deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 and there is no unfulfilled or unsatisfied judgment or Court order outstanding against the Company and there has been no delay by the Company in the payment of any obligation due for payment.

Grants
- ------

(65) (a) Save as disclosed in the Disclosure Letter the Company has not applied for or received any grant, subsidy or other financial assistance from any government department or agency, or any local or other authority.

     (b) The Company has not done nor omitted to do any act or thing which could result in all or any part of any such grant, subsidy or assistance becoming repayable or being forfeited or withheld in whole or in part.

Statutory, criminal etc. offences
- ---------------------------------

(66) There is no subsisting breach by the Company or any director, officer or employee of the Company in his capacity as such of any statutory enactment or regulation relating to the Company which would have a material adverse effect on its business.

(67) The Company has not committed nor is it liable for any criminal, illegal, unlawful, ultra vires or unauthorised act or material breach of contract and the Company has at all times carried on its business and affairs in all respects in accordance with its Memorandum and Articles of Association.

Fair Trading
- ------------

(68) (a) No agreement, practice or arrangement carried on by the Company or to which the Company is a party:-

          (i) is being or has been or ought to be or ought to have been registered in accordance with the provisions of the Restrictive Trade Practices Acts 1976 and 1977 or contravenes the provisions of the Resale Prices Act 1976 or is or has been the subject of any enquiry, investigation or proceeding under any of those Acts; or

          (ii) is or has been the subject of an enquiry, investigation, reference or report under the Fair Trading Act 1973 (or any previous legislation relating to monopolies or mergers) or the Competition Act 1980; or

          (iii) infringes article 85 of the Treaty (as amended) establishing the European Community or constitutes an abuse of dominant position contrary to article 86 of such Treaty or infringes any regulation or other enactment made under article 87 of such Treaty or is or has been the subject of any enquiry, investigation or proceeding in respect thereof; or

          (iv) has been notified to the Directorate General of Competition of the Commission of the European Community; or

          (v) is by virtue of its terms or by virtue of any practice for the time being carried on in connection therewith a

                'Consumer Trade Practice' within the meaning of Section 13 of the Fair Trading Act 1973 and susceptible to or under reference to the Consumer Protection Advisory Committee or the subject matter of a report to the Secretary of State or the subject matter of an order by the Secretary of State under the provisions of Part II of that Act; or

          (vi) infringes any other competition, anti-restrictive trade practice, anti-trust or consumer protection law or legislation applicable in the United Kingdom and not specifically mentioned in this sub-paragraph (a).

     (b) The Company has not given any assurance or undertaking to the Restrictive Practices Court or the Director General of Fair Trading or the Secretary of State for Trade and Industry or the Commission or Court of Justice of the European Community or to any other court, person or body and is not subject to any Act, decision, regulation, order or other instrument made by any of them relating to any matter referred to in this paragraph 68.

     (c) The Company is not in default or in contravention of any article, act, decision, regulation, order or other instrument or of any undertaking relating to any matter referred to in this paragraph 68.

Insider Contracts
- -----------------

(69) There is not outstanding and there has not at any time during the last four years been outstanding any contract or arrangement, other than the contracts of employment referred to in the Disclosure Letter, to which the Company is a party and in which the Vendor or any director of the Company or any person connected with any of them is or has been interested, whether directly or indirectly, and neither is the Company a party to, nor have its profits or financial position during such period been affected by, any contract or arrangement which is not of an entirely arm's length nature.

BUPA
- ----

(70) There has been no further correspondence or discussion between BUPA and the Company relating to the matters referred to in the correspondence specified in paragraph (68)(a)(iii) of the Disclosure Letter.

ASSOCIATED COMPANIES
- --------------------
(71) The Company has no legally binding liability (whether actual or contingent) which it owes to, or to a third party in respect of, any of the Associated Companies.

                                SIXTH SCHEDULE
                               (Taxation Claims)

1. A "Taxation Claim" means any taxation due from or any claim for taxation against the Company or any of the Subsidiaries including (without limitation) any notice, demand, assessment, letter or other document issued or action taken whereby it appears that the Company or any of the Subsidiaries is or may be:-

     (a)  liable to make any payment of taxation; or

     (b) denied any allowance, relief, credit or repayment of taxation; and includes a liability or claim for taxation which is the primary liability of another party but which may be recovered from the Company, any of the Subsidiaries or the Purchaser.

2. If a Taxation Claim for a given amount would arise or would have arisen under (a) or (b) of paragraph 1 of this Schedule but for the availability to the Company or any of the Subsidiaries of an allowance, relief or credit which has accrued since the Accounts Date there shall be a Taxation Claim for a like amount which shall be treated in the same way as the denial of an allowance, relief or credit.
3.   A claim is not a Taxation Claim:-

     (a) unless it arises in relation to, any income, profits or gains earned, accrued or received on or before the Completion Date or any act, omission or event occuring on or before the Completion Date; or

     (b) to the extent that provision or allowance has been made therefor in the Accounts; or

     (c) to the extent that provision or allowance has been made therefor in the Accounts which is insufficient by reason only of any increase in rates of taxation after the date of this Agreement and having retrospective effect; or

     (d) to the extent that it is a liability in respect of actual (but not deemed) income, profit, gains or payments which arise in the ordinary course of business of the Company or any of the Subsidiaries since the Accounts Date (and for the avoidance of doubt the reference to a liability in respect of such matters which arise in the ordinary course of business includes, without limitation, any such liability resulting from the disposal of a fixed asset on arms length terms to a third party purchaser not being in any way connected with the Company or any of its Subsidiaries); or

     (e) if it is a liability which would not have arisen but for a voluntary act of the Purchaser, the Company or any of the Subsidiaries after the Completion Date outside the ordinary course of their respective normal businesses and which the Purchaser knew or ought reasonably to have known would give rise to such a liability; or

     (f) to the extent that it arises from the loss, reduction or denial of any allowance, relief or credit, or of any right to repayment of tax, or to the extent that any allowance relief or credit or right to repayment of tax is available to reduce the tax liability (or to prevent the same from arising), but only where the relevant allowance relief or credit, or right to repayment of tax:

          (i) accrued to the Company or any of the Subsidiaries in any accounting period prior to or up to the Accounts Date; and
          (ii) was not taken into account by way of an increase in the amount of the assets or net assets, or reduction in the amount of the liabilities of the Company and the Subsidiaries in the consolidated balance sheet comprised in the Accounts;

     (g) if it is any amount in respect of and to the extent to which the Vendor is liable to make a payment to the Purchaser pursuant to the provisions of the tax side letter (or would be so liable but for some set-off or other saving under the tax side letter which prevents the liability from arising), or for which the Vendor is not liable in any event in accordance with Clause 2(c) or (d) or 6(b) of the tax side letter; or

     (h) if it relates to or arises out of the whole or any of the expenditure referred to in Clause 3 of the tax side letter not being allowable or being disallowed as a deduction or charge against or in computing profits of the Company and/or any of the Subsidiaries; or

     (i) (for the avoidance of doubt) if it relates to or arises out of the disposal of any asset after Completion which operates to bring into charge to taxation any gain previously rolled over into the asset being disposed of.

4. References to income or profits or gains earned, accrued or received shall (except where the contrary appears) include income or profits or gains deemed to have been, or treated as, earned, accrued or received for the purposes of any legislation.

                               SEVENTH SCHEDULE
                     (Cash and Working Capital Adjustment)

1. The total consideration payable for the Shares shall be adjusted in accordance with the following provisions of this Schedule by reference to the aggregate Value of the Cash (as defined below) and the aggregate Value of the Working Capital (as defined below) of the Company and the Subsidiaries as at opening of business on 21st June 1996 (but assuming all matters due to occur on Completion have so occurred) as shown in the consolidated accounts for such companies to be prepared pursuant to paragraph 6(b) of this Schedule ("the Completion Accounts").

2.   In this Schedule:-

     (a) "Value of the Working Capital" means the Net Current Assets less the Net Current Liabilities;

     (b) "Net Current Assets" means the trade debtors and other receivables due within one year (net of the provision for bad debts) pre-paid expenses, pre-opening expenses, accrued income other current assets but excluding cash;

     (c) "Net Current Liabilities" means the trade and other creditors and deferred income falling due (in each case) within one year but excluding corporation tax, any indebtedness to Midland Bank plc, Bank of America or to the Vendor or any of its subsidiaries (other than the Company or the Subsidiaries) or Borrowings;

     (d) "Value of the Cash" means the cash in hand and at bank (including any uncashed cheques received, but deducting any uncashed cheques drawn), less the amount of the Borrowings and the Relevant Capital Expenditure;

     (e) "Borrowings" means, indebtedness incurred in respect of (i) money borrowed or raised, (ii) any bond, note, loan stock, debenture or similar instrument, (iii) acceptance or documentary credit facilities,
          (iv) deferred payments for assets or services acquired (other than on normal trade credit terms), (v) any cost to any Group Company of terminating the ISDA agreement referred to in paragraph (21) of the Disclosure Letter and all transactions thereunder or in connection with the other arrangements referred to in clause 5(d) of this Agreement, (vi) any amount which would have been borrowings but for an act or omission outside the normal course of business calculated to reduce, or a change in policy or general practice, since the management accounts date having the effect of reducing borrowings but excluding any borrowings arranged by or at the instance of the Purchaser or (for the avoidance of doubt) discharged or released as part of Clause 5 of this Agreement.

     (f) "Relevant Capital Expenditure" means the aggregate amount remaining to be paid within one year by any Group Company pursuant to any contractual commitment to incur capital expenditure made by it prior to Completion but excluding any such amount which:-

          (i)   is disclosed by the Disclosure Letter; or

          (ii)  is included in the Management Accounts; or

          (iii) has been incurred since the Management Accounts Date in the ordinary course of business; or

          (iv) amounts in aggregate to a liability falling due within one year of less than (Pounds)25,000.

     (g) Notwithstanding anything to the contrary in the foregoing provisions, all calculations made under this Schedule shall be on a consolidated basis for the Company and the Subsidiaries as a whole and without duplication of the same liability or other matter under more than one heading;

     (h) Assets and/or liabilities in a currency other than sterling shall be translated into sterling at the market rate of exchange prevailing for the relevant currency on the date of Completion (on the basis of the spot rate of The Royal Bank of Scotland Plc for the sale of the relevant currency for sterling at 11.00 hours (London time) on such date).

     (i) "The Vendor's Accountants" means Price Waterhouse of Thames Court, 1 Victoria Street, Windsor, Berkshire SL4 1HB.

     (j) Unless otherwise stated, definitions and headings used in this Schedule have the same meanings as in the Management Accounts.

3.   Subject to paragraph 5 of this Schedule:-

     (a) If the Value of the Cash shown in the Completion Accounts is less than (Pounds)2,925,289 the Vendor shall repay to the Purchaser the sum by which the Value of the Cash falls short of (Pounds)2,925,289.

     (b) If the Value of the Cash shown in the Completion Accounts is more than (Pounds)2,925,289 the Purchaser shall pay to the Vendor the sum by which the Value of the Cash exceeds (Pounds)2,925,289.

4.   Subject to paragraph 5 of this Schedule:-

     (a) If the Value of the Working Capital shown in the Completion Accounts is less than (Pounds)4,800,000 the Vendor shall repay to the Purchaser the sum by which the Value of the Working Capital falls short of (Pounds)4,800,000.

     (b) If the Value of the Working Capital shown in the Completion Accounts is more than (Pounds)4,800,000 the Purchaser shall pay to the Vendor the sum by which the Value of the Working Capital exceeds (Pounds)4,800,000.

5. The Value of the Cash and the Value of the Working Capital shall be aggregated and the net amount paid or repaid to the Vendor or the Purchaser, as appropriate (but so that no payment shall be made which is less than (Pounds)20,000).

6. (a) Any sum payable under this Schedule shall be paid in cleared funds by the Vendor or, as the case may be, the Purchaser within 21 days of the Value of the Cash and the Value of the Working Capital being finally determined in accordance with this Schedule. Any such sum shall bear interest at the daily rate of 2% per annum over National Westminster Bank PLC's base rate from the date which is 60 days from the Completion Date until the date of such receipt.

     (b) The Completion Accounts shall be prepared as at Completion by the Company and the Purchaser's Accountants a draft of which shall be delivered to the Vendor or the Vendor's Accountants within 60 days of the Completion Date using the bases and policies of accounting adopted in preparing the Management Accounts and in accordance with UK GAAP (unless stated otherwise in paragraph 2 of this Schedule).

     (c) The Vendor shall then be entitled to have the Completion Accounts and the determination of the Value of the Cash and the Value of the Working Capital reviewed by the Vendor's Accountants and, if the Vendor's Accountants disagree with the determination of the Purchaser's Accountants, it shall notify that fact to the Purchaser within 45 days of the date on which the Vendor or the Vendor's Accountants received a copy of the Completion Accounts and the statement of the Value of the Cash and the Value of the Working Capital from the Purchaser's Accountants. If the Vendor and the Purchaser cannot resolve such disagreement within a period of 21 days from the date on which the Vendor notifies the Purchaser of its disagreement the Vendor and the Purchaser shall agree upon the appointment of an independent chartered accountant, or if they cannot so agree within a further period of 21 days then either may apply to the President for the time being of the Institute of Chartered Accountants in England and Wales for the appointment of an independent chartered accountant. The Vendor and the Purchaser shall instruct such independent chartered accountant that, after making such enquiries as he shall see fit, he should within 45 days of the matter being referred to him verify the Completion Accounts and determine the Value of the Cash and the Value of the Working Capital and the Vendor and the Purchaser shall each use all reasonable endeavours to ensure that the determination is made within that period.

      (d) In making his determination the independent chartered accountant shall act as an expert and not as an arbitrator.

      (e) The determination of the independent chartered accountant or, if there has been no disagreement, the determination of the Purchaser's Accountants, as to the amount of the Value of the Cash and the Value of the Working Capital shall, save in the case of manifest error, be binding on the Vendor and the Purchaser.

     (f) All fees and expenses incurred in the determination of the Value of the Cash and the Value of the Working Capital by the independent chartered accountant shall be paid equally by the Vendor and the Purchaser. The fees and expenses of the Vendor's Accountants for work carried out by them under this Schedule shall be borne by the Vendor. The fees and expenses of the Purchaser's Accountants for work carried out by them under this Schedule shall be borne by the Purchaser, save for 25% or (Pounds)7,500 plus VAT (whichever is less) of such fees and expenses incurred to the date which is 60 days from the Completion Date (such payment to be made by the Vendor within 21 days of demand provided an appropriate invoice from the Purchaser's Accountants to the Purchaser is attached thereto).

     (g) The Purchaser shall give the Vendor's accountants and any independent chartered accountant reasonable access to the personnel and books of account and records of the relevant Group Company to enable an accurate and proper determination of the Value of the Cash and the Value of the Working Capital to be made.

7. Subject to paragraph 5 of this Schedule, neither party to this Agreement shall be entitled to any right of set off, deduction, counterclaim or similar right against any amount payable under this Schedule and each party unconditionally and irrevocably waives any such right that it might otherwise have had but for this paragraph 7 of this Schedule.

SIGNED by                 )
                          )  Richard L. Conte
for and on behalf of      )
COMMUNITY PSYCHIATRIC     )
CENTERS INC in the        )
presence of:-             )  Ronald L. Ooley
                             /s/ Ronald L. Ooley



SIGNED by                 )
/s/ Jan Peter Reynolds    )  J. P. Reynolds
for and on behalf of      )
FORAY 911 LIMITED         )
in the presence of:-      )